================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              SMART & FINAL INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            [LOGO OF SMART & FINAL]


                              SMART & FINAL INC.
                            4700 SOUTH BOYLE AVENUE
                         LOS ANGELES, CALIFORNIA 90058

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 9, 1997

TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of Smart & Final Inc. (the "Company") will be held at the Robert J. Emmons Training Center, 4719 South Boyle Avenue, Los Angeles, California 90058, on Friday, May 9, 1997, at 10:00 a.m., local time, for the following purposes:

    1. To elect four directors of the Company to serve until the 2000 annual meeting and their successors have been elected and qualified;

    2. To approve the amendment of the Company's Stock Incentive Plan to increase the number of shares of the Company's common stock for which options may be granted from 2,250,000 shares to 2,450,000;

    3. To consider and vote upon the Company's Long-Term Equity Compensation
  Plan;

    4. To ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors for the Company for the year ending December 28, 1997; and

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has determined that only holders of the Company's Common Stock of record at the close of business on March 25, 1997, will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof.

  WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE ANNUAL MEETING.

                                          DONALD G. ALVARADO
                                          Secretary

Los Angeles, California
April 9, 1997

                              SMART & FINAL INC.

                            4700 SOUTH BOYLE AVENUE
                         LOS ANGELES, CALIFORNIA 90058

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                    GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smart & Final Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Robert J. Emmons Training Center, 4719 South Boyle Avenue, Los Angeles, California 90058, on Friday, May 9, 1997, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice. The approximate date of mailing of this Proxy Statement and the accompanying proxy is April 9, 1997.

PROXY INFORMATION

  A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted (i) to elect the nominees for director named in this Proxy Statement, (ii) approve the amendment of the Company's Stock Incentive Plan to increase the number of shares of the Company's common stock for which options may be granted from 2,250,000 shares to 2,450,000, (iii) to approve the Company's Long-Term Equity Compensation Plan and (iv) to ratify the selection of auditors.

RECORD DATE AND VOTING

  As of March 25, 1997, the record date fixed by the Board of Directors, the outstanding voting securities of the Company consisted of 22,035,740 shares of Common Stock, par value $.01 per share. Each stockholder of record at the close of business on March 25, 1997 is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. A majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. For purposes of the votes on the proposals to consider and vote upon the amendment to the Company's Stock Incentive Plan, the Company's proposed Long-Term Equity Compensation Plan and to ratify the selection of auditors, abstention votes (but not broker non-votes) are counted in determining the total number of votes cast and thus have the effect of a vote against the proposals.

                             ELECTION OF DIRECTORS

NOMINEES

  Four directors of the Company's Board of Directors are to be elected at the Annual Meeting to hold office until the year 2000 annual meeting and until their successors are elected and qualified. The Board of Directors is currently divided into three classes serving staggered terms normally of three years each. The term of office of one class of directors expires each year, and at each annual meeting the successors to the directors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and qualified. Three directors whose terms expire this year, Robert J. Emmons, Antoine Guichard and James S. Gold, have been nominated for re-election to a term expiring in 2000. A proposed new director, Christian P. Couvreux, has been nominated for a term commencing on May 10, 1997 and expiring in 2000. Louis E. Scott, who has been a director of the Company since 1988, has notified the Board of Directors that he will retire from the Board effective May 9, 1997.

  Persons receiving a plurality of the votes cast at the Annual Meeting will be elected directors. Plurality means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-votes or otherwise) have no impact on the election of directors. In the election of directors, unless properly instructed otherwise, the proxy holders intend to vote for the election of the nominees named below. It is not anticipated that any of the nominees will decline or be unable to serve as a director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

  The following table sets forth certain information concerning each person nominated for election as a director of the Company:

                                                           DIRECTOR  YEAR TERM
   NAME                                                AGE  SINCE   WOULD EXPIRE
   ----                                                --- -------- ------------
   Robert J. Emmons...................................  62   1984       2000
   Antoine Guichard...................................  70   1986       2000
   James S. Gold......................................  45   1994       2000
   Christian P. Couvreux..............................  46    n/a       2000

  Robert J. Emmons. Mr. Emmons has been Chairman of the Board of Directors of the Company since 1984, when its then parent company was acquired by Casino USA. Mr. Emmons was Chief Executive Officer of the Company from 1984 until December 1993 and President of the Company from 1984 until January 1993. He is also Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Casino USA. Casino France has agreed until March 7, 1999 to cause the shares owned by Casino USA to be voted for the election of Mr. Emmons to the Company's Board of Directors. Prior to 1984, Mr. Emmons had been President and Chief Executive Officer of LTI Corporation (food machinery manufacturer), Master Host International (hotel/restaurant chain), The Institute for Management and Marketing Studies (international consulting) and Vice President and General Manager of Baskin Robbins (ice cream franchise retailer).

  Antoine Guichard. Mr. Guichard has been a director of the Company since 1986. Mr. Guichard is the Secretary and a director of Casino USA and has been Chairman of the Executive Committee of Casino Guichard-Perrachon, S.A. (formerly Etablissements Economiques du Casino, Guichard-Perrachon et Cie) ("Casino France"), a publicly traded French joint stock limited liability company that is the principal shareholder of Casino USA since its reorganization in late 1994. Prior to the reorganization, he was a gerant (managing partner) of Casino France's predecessor since 1966.

  James S. Gold. Mr. Gold has been a director of the Company since April 1994. Mr. Gold was a General Partner of Lazard Freres & Co. (investment banking) from 1985 until May 1995, when he became a Managing Director of Lazard Freres & Co., LLC. He has been associated with that firm since 1977.

  Christian P. Couvreux. Mr. Couvreux is being nominated for the Board of Directors of the Company for the first time. He is Executive Director and Deputy General Manager of Casino France responsible for overall strategy, purchasing, logistics and marketing. Mr. Couvreux has been associated with Casino France since 1990 when Casino France purchased La Ruche Meridionale, a French international trading company of which Mr. Couvreux held several positions including Chief Executive Officer.

CONTINUING AND RETIRING DIRECTORS

  The following table sets forth certain information concerning the continuing and retiring directors of the Company:

                                                            DIRECTOR  YEAR TERM
   NAME                                                 AGE  SINCE   WILL EXPIRE
   ----                                                 --- -------- -----------
   Pierre B. Bouchut...................................  41   1994      1998
   Timm F. Crull.......................................  66   1994      1999
   Martin A. Lynch.....................................  59   1993      1999
   Georges Plassat.....................................  47   1994      1999
   Roger M. Laverty, III...............................  49   1993      1998
   David J. McLaughlin.................................  60   1990      1998
   Ross E. Roeder......................................  59   1984      1999
   Thomas G. Plaskett..................................  53   1994      1998
   Louis E. Scott......................................  73   1988      1997

  Pierre B. Bouchut. Mr. Bouchut has been a director of the Company since December 1994. Mr. Bouchut has been the Director of Finance of Casino France since 1990. Mr. Bouchut was an associate at McKinsey & Company Inc. (management consulting) from 1988 to 1990.

  Timm F. Crull. Mr. Crull has been a director of the Company since December 1994 and is Chairman of the Compensation Committee (since May, 1996). Mr. Crull was Chairman of the Board and Chief Executive Officer of Nestle USA, Inc. (food and related products) from 1991 until his retirement in 1994. He held the position of Chairman of the Board and President of Carnation Company (food and related products) from 1985 to the beginning of 1990. Mr. Crull has been a director of BankAmerica Corporation (banking) since 1984, a director of Hallmark Cards, Inc. (greeting cards) since 1984 and a director of Dreyers Grand Ice Cream Inc. (ice cream manufacturer) since 1995. He has also been a member of the Executive Personnel and Compensation and Executive Committees of BankAmerica Corporation and a member of the Compensation and Audit Committees of Hallmark Cards, Inc. and of Dreyers Grand Ice Cream since 1995.

  Roger M. Laverty, III. Mr. Laverty has been Chief Executive Officer of the Company since January 1994, President and Chief Operating Officer of the Company since January 1993 and a director of the Company since February 1993. He has also been President and Chief Operating Officer of Smart & Final Stores since 1988. He was an Executive Vice President of the Company from 1988 until January 1993, and was a Senior Vice President of Smart & Final Stores from 1986 to 1988. Mr. Laverty joined the Company in 1979 as General Counsel and Assistant Secretary and has held a variety of key Vice President positions including Strategic Planning and Distribution from 1985 to 1986 and subsequently Senior Vice President, Operations from 1986 to 1988.

  David J. McLaughlin. Mr. McLaughlin has been a director of the Company since 1990. He has been President and Chief Executive Officer of Troy Biosciences, Inc. (biotechnology) since July 1996 and has been Executive Director of Senior Personnel Executive Forum Inc. (nonprofit professional association) since 1978. He has been a director of Scientific Atlanta, Inc. (communications and instrumentation products) since 1987, Exide Electronics Group, Inc. (power protection equipment) since 1990, Troy Biosciences, Inc. since 1994 and Evolve Software, Inc. (software) since July 1995.

  Martin A. Lynch. Mr. Lynch has been Executive Vice President and Chief Financial Officer of the Company and Smart & Final Stores Corporation ("Smart & Final Stores") since joining them in 1989. He became a director of the Company in February 1993. From 1989 to January 1994, he was also Executive Vice President and Chief Financial Officer for Casino USA, Inc. ("Casino USA"), a principal stockholder of the Company. Prior to joining the Company, Mr. Lynch was Executive Vice President and Chief Financial Officer of San Francisco-based Duty Free Shoppers Group, Ltd. (retail) from 1984 to 1989. He served in a number of key positions with Los Angeles-based Tiger International (transportation and financial services) from 1970 to

1984 including the position of Senior Vice President, Chief Financial Officer from 1976 to 1984. Mr. Lynch's earlier experience includes merger and acquisition activities at Scot Lad Foods, Inc. (retail grocery) and service as audit manager for Price Waterhouse & Company (accounting) in Chicago.

  Thomas G. Plaskett. Mr. Plaskett has been a director of the Company since April 1994. Mr. Plaskett also has been the Chairman of the Board of Greyhound Lines, Inc. (transportation) since February 1995 and the Managing Director of Fox Run Capital Associates (private financial advisory and venture capital services) since November 1991. Mr. Plaskett has been a director of Neostar Retail Group, Inc. (formerly, Babbage's, Inc.) (personal computer software) since 1992 and in September, 1996 was elected Chairman of Neostar, which on September 16, 1996 filed a petition for insolvency under Federal bankruptcy laws. From 1988 to September 1991, he was Chairman and Chief Executive Officer of Pan Am Corporation (commercial airline). On January 8, 1991, Pan Am Corporation filed a petition for insolvency under Federal bankruptcy laws. Mr. Plaskett has been a director of Tandy Corporation (retail electronics) since 1986. He has also been a member of the Organization and Compensation Committee of Tandy Corporation since 1993 and a member of the Compensation Committee of Neostar Retail Group, Inc. since March 1995.

  Georges Plassat. Mr. Plassat has been a director of the Company since April 1994. Mr. Plassat is a director of Casino USA and has been the Chief Operating Officer of Casino France since 1992. He was also a gerant (managing partner) of Casino France's predecessor from 1992 until its reorganization in late 1994. From 1986 to 1990, he was the General Manager of the Catering Division of Casino France.

  Ross E. Roeder. Mr. Roeder has been a director of the Company since 1984 and is Chairman of the Audit Committee. Mr. Roeder is Chairman of Morgan-Kaufman Publishers, Inc. (publishers of computer science text and reference books), where he has been a director since 1986. He has also been Chairman of HTI Technologies Inc. (a manufacturer of medical and remote sensing equipment) since 1987. From 1986 until February 1993, Mr. Roeder was President and Chief Executive Officer of Federal Construction Company (building and civil engineering). Prior to 1986, he was President, Chief Executive Officer and Chief Operating Officer of Fotomat Corp. (photographic supplies and equipment).

  Louis E. Scott. Mr. Scott has been a director of the Company since 1988 and has notified the Company that he will retire from the Board of Directors effective May 9, 1997. He is the Retired Chairman of the Executive Committee and a continuing director of Foote Cone & Belding Communications, Inc. (advertising) for whom he was a management consultant from 1982 to 1987. He has also been a director of True North Communications, Inc. (the holding company for Foote Cone & Belding Communications, Inc.) since January 1995, where he is also a member of its Compensation, Finance, Nominating and Audit Committees.

SPECIAL COMMITTEES AND ATTENDANCE AT MEETINGS

  The Board of Directors has an Audit Committee consisting of Messrs. Roeder (as Chairman), McLaughlin and Scott. The Audit Committee makes recommendations regarding the selection of independent public accountants, reviews reports from the independent public accountants and reviews with them the scope and results of the audit engagement. During fiscal 1996, there were four regular meetings and three special meetings (two of which were held telephonically) of the Audit Committee (see "The Casino Transaction" ).

  The Board of Directors also has a Compensation Committee, which during all of fiscal 1996, consisted of Messrs. Crull, McLaughlin, Plaskett, Roeder and Scott. Mr. Crull took over the chairmanship of the Compensation Committee from Mr. McLaughlin in May, 1996. The Compensation Committee (i) approves salary practices and base salary amounts for executive personnel; (ii) approves the structure of and determines awards under the Company's annual incentive bonus plan for executive officers; (iii) grants options to officers under the Company's Stock Incentive Plan (the "Stock Incentive Plan"); (iv) approves the strategy and structure of the Company's other employee plans and benefits; and
(v) will make awards under the Long-Term Equity Compensation Plan if such plan is approved by the stockholders, and (vi) with input from the Governance Committee, makes recommendations to the Board of Directors with respect to base salary and incentive compensation of the Chief Executive Officer.

  The Board of Directors also has a Governance Committee consisting of Messrs. Emmons (as Chairman), Scott and Guichard. The Governance Committee acts as a nominating committee, seeking out, evaluating and recommending to the Board qualified nominees for election as directors of the Company and considering other matters pertaining to the size and composition of the Board. The Governance Committee gives appropriate consideration to qualified individuals recommended by stockholders for nomination as directors of the Company, provided that such recommendations are accompanied by information sufficient to enable the Governance Committee to evaluate the qualifications of such individuals. The Governance Committee also coordinates the formal evaluation of the Chief Executive Officer's performance and gives input to the Compensation Committee with respect to the base salary and incentive compensation of the Chief Executive Officer. During fiscal 1996, the Governance Committee met three times. The Governance Committee will consider and make recommendations to the Board of Directors as to Mr. Scott's replacement on the various committees upon his retirement from the Board.

  The Board of Directors also has an Executive Operating Committee consisting of Messrs. Emmons (as Chairman), Laverty and Lynch. The Executive Operating Committee monitors the growth and development of the Company's store and other operations for compliance with the Company's strategic plan. The Executive Operating Committee has no authority to act in lieu of or independent from the Board of Directors. During fiscal 1996, the Executive Operating Committee met at least monthly, on an as needed basis.

  During fiscal 1996, the Board of Directors held four regular meetings and one special telephonic meeting. Each director with the exception of Mr. Guichard attended at least 75% of the aggregate of the total meetings of the Board and of the total meetings of any committees on which he served.

COMPENSATION OF DIRECTORS

  During fiscal 1996, the Company's non-employee directors (Messrs. Guichard, McLaughlin, Roeder, Scott, Plassat, Gold, Plaskett, Bouchut and Crull) were paid an annual fee consisting of $20,000 in cash and 439 shares of the Company's common stock (valued at approximately $10,000 on the date of award) in accordance with the Company's Non-Employee Director Stock Plan. Each director also received $1,000 in cash for each Board meeting and each committee meeting attended in person and $500 in cash for each such meeting attended by telephone. Expenses incurred in attending meetings in person are reimbursable. Directors who are employees of the Company or its subsidiaries (including Mr. Emmons) are not compensated for service as members of the Board or any committee of the Board.

  Each of Messrs. Guichard, McLaughlin, Roeder and Scott were granted 22,500 nonqualified stock options with an exercise price of $10.77 per share (as adjusted to reflect the Company's 1993 three-for-two stock split in the form of a 50% share dividend), at the time of the Company's initial public offering. All such options are currently exercisable, expire on June 15, 2001 and are subject to early termination in the event the option holder ceases to be a director, becomes permanently disabled or dies. Mr. Guichard exercised his options in April, 1996. Mr. Scott exercised his options in February, 1997. Each of Messrs. Plassat, Gold, Plaskett, Bouchut and Crull were automatically granted 22,500 nonqualified stock options, with an exercise price of $16.50 per share on May 4, 1995, upon stockholder approval of an amendment to the Company's Stock Incentive Plan. One-third of each of such options become exercisable two years after the date of grant and each year thereafter, so that 100% are exercisable four years after the date of grant. Such options expire on May 4, 2005 and are subject to early termination in the event the option holder ceases to be a director, becomes permanently disabled or dies.

  Under the Company's Stock Incentive Plan, as amended, any newly elected or appointed nonemployee director receives an automatic grant of options to purchase 22,500 shares of the Company's Common Stock, as of the date of his or her initial appointment or election. Such options are nonqualified stock options, have exercise prices equal to the fair market value of the Common Stock at the date of grant, have to be exercised within ten years after the date of grant and are subject to early termination in the event the option holder ceases to be a director, becomes permanently disabled or dies. One-third of these options become exercisable two years after the date of grant and each year thereafter, so that 100% would be exercisable four years after the date of grant.

  Under the Company's Non-Employee Director Stock Plan, which was approved by the shareholders at last year's annual meeting, an award of shares is automatically made as May 1 of each year to each non-employee director who is serving as such on the award date. For purposes of the Non-Employee Director Stock Plan, an eligible non-employee director is one who is a member of the Company's Board of Directors, who is not and has not been an employee of the Company or its direct or indirect subsidiaries and who is paid an annual cash retainer fee for his services as a director. Currently, Messrs. Bouchut, Crull, Guichard, Gold, McLaughlin, Plaskett, Plassat, Roeder and Scott would be considered eligible non-employee directors under the Non-Employee Director Stock Plan. Each share award comprises that number of shares equal to the quotient of $10,000 divided by the fair market value of a share on the award date. The fair market value of a share on the award date is equal to the closing price of a share as reported on the New York Stock Exchange composite-transactions report for the award date (or, if there is no trading on the New York Stock Exchange on the award date, then on the first previous date on which there was trading). As of April 1, 1997, the closing price of a share as reported on the New York Stock Exchange composite-transactions report was $19.25. If, however, the award calculation would result in fractional shares, such awards are rounded down to the nearest whole share number and cash is paid in lieu of fractional shares. Any shares awarded must be held by such non-employee director for at least six months after the award date.

  All awards of shares under the Non-Employee Director Stock Plan are in lieu of a portion of the annual cash retainer fees otherwise due to each eligible non-employee director in consideration of past services performed for the Company by such individuals. However, such awards of shares are not considered "covered compensation" for purposes of, and thus the award of such shares may not be deferred under, the Directors Deferred Compensation Plan described below.

  The Company also has a Directors Deferred Compensation Plan (the "Directors Deferred Compensation Plan"), in which the Company's directors are eligible to defer pre-tax up to 100% of their director's fees (with a minimum annual deferral of $2,500). Participation is voluntary on an annual basis. Deferrals are credited to a special bookkeeping account in the participant's name, and earnings on deferrals are indexed to certain investment fund options. The Company pays all benefits and costs from its general assets and, while it has created a non-qualified grantor trust whose assets will be used to pay benefits and defray expenses, the assets of the trust will be subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy. In general, participants will receive benefits under the Directors Deferred Compensation Plan after retirement in one of four pre-elected payment options, one lump-sum payment or a stream of five, ten or 15 annual payments. Limited withdrawals prior to retirement are permitted in accordance with the terms of the Directors Deferred Compensation Plan. The Directors Deferred Compensation Plan also provides additional death benefits in the event of death prior to retirement. Under the Company's proposed Long-Term Equity Compensation Plan described below, all directors are eligible to receive awards (see "Long-Term Equity Compensation Plan").

EXECUTIVE OFFICERS

  The following table sets forth the names, ages and titles of the executive officers of the Company, Smart & Final Stores, American Foodservice Distributors, Port Stockton Food Distributors, Inc. ("Port Stockton") and Henry Lee Company ("Henry Lee"):

            NAME          AGE                       TITLE
            ----          ---                       -----
   Robert J. Emmons......  62 Chairman of the Board of Directors of the Company
   Roger M. Laverty, III.  49 Chief Executive Officer, President and Chief
                               Operating Officer of the Company and Smart &
                               Final Stores
   Martin A. Lynch.......  59 Executive Vice President and Chief Financial
                               Officer of the Company and Smart & Final Stores
   Dennis L. Chiavelli...  51 Executive Vice President, Operations of the
                               Company and Smart & Final Stores
   Donald G. Alvarado....  42 Senior Vice President, Law/Development and
                               Secretary of the Company and Smart & Final
                               Stores
   John R. Goneau, Jr....  39 President and Chief Operating Officer of Port
                               Stockton
   Abdul S. Mirza........  48 Vice President, Accounting of Smart & Final
                               Stores
   Suzanne Mullins.......  44 Vice President, Buying of Smart & Final Stores
   Amy J. Parker.........  39 Vice President, Marketing of Smart & Final Stores
   James E. Robinson.....  49 Vice President, Human Resources of Smart & Final
                               Stores
   Edward I. Sternlieb...  50 President of Henry Lee

  Executive officers of the Company are appointed by the Board of Directors of the Company and serve at the Board's discretion.

  Dennis L. Chiavelli. Mr. Chiavelli was named Executive Vice President, Operations of the Company and Smart & Final Stores in September 1996. From September 1991 to September 1996 he served as Senior Vice President of Operations and Development of Smart & Final Stores. Earlier in 1991, he was Executive Vice President, Real Estate of Casino Realty, Inc. ("Casino Realty"), a wholly owned subsidiary of Casino USA. He was a Vice President and General Manager of Casino Realty and a Vice President of Casino USA from late 1987 to early 1991.

  Donald G. Alvarado. Mr. Alvarado was named Senior Vice President, Law/Development of the Company and Smart & Final Stores in September, 1996 and continues as Secretary of the Company and Smart & Final Stores. From 1991 until September 1996 he served as Vice President, General Counsel and Secretary of the Company. He joined the Company in 1987 as Assistant General Counsel and was appointed Secretary in 1989. He has been Secretary of Smart & Final Stores since 1990. He was also Assistant Secretary of Casino USA and Casino Realty from 1989 to January 1994.

  John R. Goneau, Jr. Mr. Goneau has been President and Chief Operating Officer of Port Stockton since August 1994. He was previously Vice President, Warehouse and Distribution for Smart & Final Stores from 1993 to 1994 and Director of Warehousing from December 1990 to 1993. Prior to that, Mr. Goneau held various operations positions since joining Smart & Final Stores in 1977.

  Abdul S. Mirza. Mr. Mirza has been Vice President, Accounting for Smart & Final Stores since joining Smart & Final Stores in June 1995. He previously held various positions at Ralphs Grocery Company including, from 1988 until June 1995, Director of Accounting.

  Suzanne Mullins. Ms. Mullins has been Vice President, Buying for Smart & Final Stores since August 1994. She was previously Vice President, Operations of Smart & Final Stores from 1991 to 1994. Prior to that, Ms. Mullins held various store operations positions, including District Manager, since joining Smart & Final Stores in 1987.

  Amy J. Parker. Ms. Parker has been Vice President, Marketing for Smart & Final Stores since February 1994. Ms. Parker was previously Director of Marketing for Smart & Final Stores from July 1993 to February 1994. From 1984 to July 1993, Ms. Parker was with Taco Bell Corporation, a subsidiary of Pepsico, Inc., during which time she held the positions of Director of Strategic Marketing from August 1991 to July 1993 and Director of New Product Marketing from May 1990 to August 1991.

  James E. Robinson. Mr. Robinson has been Vice President, Human Resources for Smart & Final Stores since December 1994. He was previously a Senior Vice President of Human Resources of Zenith National Insurance Corporation from 1992 to 1994. Prior to that, he was a Senior Vice President of the Holden Group of Companies from 1986 to 1992.

  Edward I. Sternlieb. Mr. Sternlieb has been President of Henry Lee since 1982 when Henry Lee was privately owned by his family, and also served as Chief Operating Officer from 1982 through 1996. The Company acquired Henry Lee in November 1994. Mr. Sternlieb also held various other operating positions since joining Henry Lee in 1974.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (i) approves salary practices and base salary amounts for executive personnel; (ii) approves the structure of and determines awards under the Company's annual incentive bonus plan for executive officers;
(iii) grants options to officers and other key employees under the Stock Incentive Plan; (iv) approves the strategy and structure of the Company's other employee plans and benefits; (v) will make awards under the Long-Term Equity Compensation Plan if such plan is approved by the stockholders, and
(vi) makes recommendations to the Board of Directors with respect to base salary and incentive compensation of the Chief Executive Officer, with input from the Governance Committee, which coordinates the formal evaluation of the Chief Executive Officer's performance.

  The Compensation Committee's basic philosophy (which is intended to apply to all Company management, including the Chief Executive Officer) is to provide competitive levels of compensation, designed to motivate, retain and attract management, with incentives linked to the Company's financial performance, enhanced stockholder value and personal performance. Executive compensation generally consists of the following main components: (i) a base salary, (ii) an annual incentive bonus (iii) the opportunity to receive stock options under the Stock Incentive Plan, and (iv) the opportunity to receive stock options, stock appreciation rights and other performance-based compensation under the proposed Long-Term Equity Compensation Plan described below.

  In September, 1996 the Compensation Committee engaged the services of Hewitt Associates, a nationally-recognized executive compensation consulting firm, to review senior management compensation plans. Hewitt conducted research and collected data from many of the comparator companies historically reviewed by the Compensation Committee. Based upon that review, the Compensation Committee determined that short term executive compensation (base salary and bonus amounts) was at or around median levels for the comparator companies. However, long term incentives for retention of senior executives could benefit from a new component. (See "Long-Term Equity Compensation Plan" below.)

  Base Salaries. Base salaries for executive officers are reviewed annually and designed to be competitive with salaries paid at other companies of comparable size and complexity in the retail and wholesale food distribution business and in other comparable businesses (including, for example, certain non-food, multi-unit retail companies). The Compensation Committee uses these companies for comparative purposes because it believes that the Company competes with these companies in attracting and maintaining the Company's management. Information on these companies is collected by the Compensation Committee from published industry surveys and a reference group of about 50 public and private companies, including certain companies contained in the Dow Jones Food Retailers and Wholesalers Index (shown on the following Performance Graph). The Compensation Committee's policy is to adjust salaries in a way that recognizes executive performance and responsibilities, and enables the Company to attract and retain highly qualified executives. In fiscal 1996, executive base salaries (other than for the Chief Executive Officer) were increased an average of 6.1% (ranging from 0% to 17.2%), and, consistent with the Compensation Committee's policy objectives, were at median levels among the comparison companies. During fiscal 1996, Mr. Emmons received the compensation set by his Employment Agreement with the Company and for his services as Chairman of the Executive Operating Committee described in "Emmons Employment Agreements" below, without adjustment by the Compensation Committee.

  Annual Incentive Bonus Plan. The Compensation Committee believes that the annual incentive bonus plan is an integral part of the overall compensation package offered to the Company's executive officers. The Compensation Committee specifically approves bonus amounts for executive officers, and the Compensation Committee, with input from the Governance Committee, determines the bonus amount for the Chief Executive Officer. Based on its review of the annual incentive bonus plan commenced in late 1993, the Compensation Committee narrowed the criteria used to determine corporate performance goals to a single factor--corporate earnings per share. As a result, the target bonus amount for executive officers was based almost entirely on the attainment of certain corporate earnings per share, with a small portion of the target bonus amount based on the attainment of approximately five to eight individual performance goals. Once goals were selected, competitive target bonuses were established at median levels based on the same comparative criteria used to establish base salary levels, with amounts varying by the level of responsibility. In fiscal 1996, target bonuses ranged from 20% of base salary for regional vice presidents to 60% of base salary for senior management (other than the Chief Executive Officer). Mr. Emmons was not eligible for a bonus award in fiscal 1996.

  Actual bonus amounts are determined after the fiscal year end. At that time, the Chief Executive Officer meets with the Compensation Committee to review the performance of the executive officers (other than himself) and present his recommendations for their actual bonus amounts. The Compensation Committee felt that management performed well in fiscal 1996 and noted that the earnings per share goal was met. As a result, bonuses were met or in some cases exceeded the target amounts. Actual bonuses to executive officers (other than the Chief Executive Officer) averaged approximately 37% of base salary (ranging from 0% to approximately 65%).

  Chief Executive Officer Compensation. The Compensation and Governance Committees have established a formal process for evaluating the Chief Executive Officer's performance. This process is coordinated by the Governance Committee and has historically begun after the end of the fiscal year with a written self-assessment presented by the Chief Executive Officer to the Compensation and Governance Committees. So as to allow sufficient time for thorough review and discussion, this process begins at the last scheduled Committee meeting of the fiscal year (typically held in late November or early December). The Chief Executive Officer's self-assessment is shared with the entire Board who are invited to comment to the Governance and Compensation Committees as appropriate.

  The Chief Executive Officer's minimum base salary for fiscal 1996 was set by his Employment Agreement with the Company. See "Executive Compensation-Laverty Employment Agreements" below. In fiscal 1995, the Compensation and Governance Committees also approved an 19% increase to the base salary provided by the 1993 Laverty Employment Agreement (defined below). This adjustment was intended to cover two fiscal years, 1995 and 1996. The Chief Executive Officer's base salary and bonus amount were established at median levels based on the same comparative criteria used to establish base salary levels for all executive officers. The Chief Executive Officer's target bonus amount for fiscal 1996 was based entirely on the attainment of certain corporate earnings per share and was set at 100% of his adjusted base salary. As with the other executive officers, the Compensation Committee determined that the corporate earnings per share exceeded the goal. The Chief Executive Officer's actual bonus was $420,000 (or approximately 105% of his adjusted base salary) for fiscal 1996.

  Stock Incentive Plan. At the time of the initial public offering the Company established a Stock Incentive Plan, which currently authorizes the issuance of options covering up to 2,250,000 shares of the Company's Common Stock. The Stock Incentive Plan is intended to provide executive officers and key employees (other than Mr. Emmons) with the opportunity to acquire a proprietary interest in the Company and link their personal interest with the stockholders' interest in the Company's continuing success. Currently, there are 398 participants in the Stock Incentive Plan. The Compensation Committee has the discretion to determine the number of options granted to officers and key employees, and awards of options generally increase as a function of higher positions of responsibility in the Company. Awards are made at a level calculated to be at median levels when compared with other companies of comparable size and complexity in the retail and wholesale food distribution business and in other comparable businesses (including, for example, certain non-food, multi-unit retail companies). Options granted to employees under the Stock Incentive Plan are nonqualified stock options, may be exercised up to ten years after the date of the grant and are subject to early termination in the event the option holder ceases to be an employee, becomes permanently disabled or dies. No option can be granted at an option price of less than 85% of the fair market value of Common Stock at the time the option is granted. Options are exercisable as determined by the Compensation Committee at the date of grant and, absent such determination, one-third of the options become exercisable after two years and each year thereafter so that 100% are exercisable four years after the date of grant. For fiscal 1996, the Compensation Committee granted no options to the Chief Executive Officer or the other executive officers under the Stock Incentive Plan.

  On September 13, 1996, the Compensation Committee recommended, and the Company's Board of Directors approved, subject to stockholder approval, an amendment to the Stock Incentive Plan authorizing the issuance of 200,000 additional shares which will increase the number of shares of the Company's common stock for which options may be granted from 2,250,000 shares to 2,450,000. (For further information on the Stock Incentive Plan, see "Proposal to Approve the Amendment of the Stock Incentive Plan".)

  Long-Term Equity Compensation Plan. As a result of the work performed by the Company's executive compensation consultant, Hewitt and Associates, the Compensation Committee approved and recommended to the Board of Directors a new Long-Term Equity Compensation Plan. Commencing in 1997, if the proposed Long-Term Equity Compensation Plan ("Equity Compensation Plan") is approved by the stockholders, under guidelines set by the Committee, incentive-based compensation will constitute a greater portion of executives' potential long-term pay pursuant to awards granted. Primary objectives of the Equity Compensation Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants in the Equity Compensation Plan to those of the Company's stockholders. (see "Long-Term Equity Compensation Plan" below). The Compensation Committee has approved certain awards under the Equity Compensation Plan for fiscal 1997, subject to stockholder approval of the Equity Compensation Plan at this year's Annual Meeting. (See "Long-Term Equity Compensation Plan--Awards to be Granted to Certain Individuals and Groups".)

  Certain Other Benefits. The Company provides medical and pension benefits to the executive officers that are generally available to all full-time employees of the Company. (See "Executive Compensation--Pension Plan and 401(k) Savings Plan") below. The Company also provides certain perquisites to its executive officers, including, depending upon the executive officer, reimbursement of tax preparation and/or financial planning expenses, club dues and moving expenses, car allowances and executive medical coverage.

  Other Matters. The Compensation Committee has reviewed the Company's compensation plans with regard to the deductibility limitation contained in
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), enacted as part of the Omnibus Budget Reconciliation Act of 1993 (the "Act"). The Compensation Committee has decided at present not to alter the Company's compensation plans to comply with the deductibility requirements of the regulations promulgated under the Act. The Compensation Committee will continue to review the issue and monitor whether the Company's compensation plans should be amended in the future to meet the deductibility requirements. The Equity Compensation Plan provides that at all times when Internal Revenue Code Section 162(m) is applicable, all awards granted under the Equity Compensation Plan shall comply with the requirements of that Section, although the Compensation Committee may determine that such compliance is not desired with respect to any particular award.

                                  * * * * * *

  Amounts paid or accrued during fiscal 1996 under the above described plans and programs for the Chief Executive Officer of the Company and the executive officers of the Company and its subsidiaries named in the following Summary Compensation Table are included in the tables and textual discussion which follow.

     COMPENSATION COMMITTEE   GOVERNANCE COMMITTEE
     Timm F. Crull, Chairman  Robert J. Emmons, Chairman
     David J. McLaughlin      Antoine Guichard
     Thomas G. Plaskett       Louis E. Scott
     Ross E. Roeder
     Louis E. Scott

PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return on the Company's Common Stock since its initial public offering with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones Food Retailers and Wholesalers Index over the same period (assuming the investment of $100 and the reinvestment of all dividends.

DOLLARS

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG SMART & FINAL, DOW JONES EQUITY MARKET INDEX AND
               DOW JONES FOOD RETAILERS AND WHOLESALERS INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                                             DOW JONES
                                            DOW JONES        FOOD RETAILERS
Measurement Period           SMART &        EQUITY MARKET    WHOLESALERS
(Fiscal Year Covered)        FINAL          INDEX            INDEX
---------------------        -------        -------------    --------------
Measurement Pt- 12/31/91     $100           $100             $100
FYE  12/31/92                $151.9         $108.6           $100.9
FYE  12/31/93                $108.5         $119.4           $ 94.7
FYE  12/30/94                $114.5         $120.3           $ 95.6
FYE  12/29/95                $175.3         $166.3           $121
FYE  12/31/96                $179.3         $205.6           $149.3



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Decisions on compensation of the Company's executive officers are generally made by the Compensation Committee of the Board, and decisions on the compensation of the Company's Chief Executive Officer are generally made by the Compensation Committee and the Governance Committee. All such decisions relating to the compensation of executive officers are reviewed, and in fiscal 1996 were approved without change, by the full Board. In fiscal 1996, the Compensation Committee consisted of Messrs. Crull, McLaughlin, Plaskett, Roeder and Scott. Since the beginning of fiscal 1995, the Governance Committee has consisted of Messrs. Emmons (as Chairman), Guichard and Scott. Mr. Emmons did not participate in any decisions that affected him. Except for Mr. Emmons (who is currently Chairman of the Board and was previously the Chief

Executive Officer of the Company), no other member of the Compensation Committee or the Governance Committee is now or ever has been an employee of the Company or its subsidiaries. Messrs. Emmons and Guichard are directors of Casino USA and affiliated with Casino France. Mr. Emmons also serves as Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Casino USA.

  Mr. Emmons, Casino USA, Casino France and the Company are parties to a Stock Purchase Agreement, (the "Stock Purchase Agreement"), under which Mr. Emmons is obligated to purchase from the Company a total of 1,890,000 shares of Common Stock. Upon execution of the Stock Purchase Agreement, Mr. Emmons purchased 1,260,000 shares of Common Stock for approximately $5.44 million. Subsequently, Mr. Emmons, as an individual and as trustee for the Institute for Management and Marketing Studies Trust (the "IMMS Trust"), purchased an additional 262,500 shares for approximately $1.26 million. In December, 1992, Mr. Emmons, as trustee under the Robert and Christine Emmons Family Trust, purchased an additional 154,500 shares for approximately $768,000. In December, 1993, Mr. Emmons, as trustee under the Robert and Christine Emmons Family Trust, purchased an additional 70,000 shares for approximately $394,100. The remaining 143,000 shares must be purchased by March 7, 1999. In 1996, the Stock Purchase Agreement was amended to provide for a fixed price for the remaining shares of $8.90, which represented the book value of the Company's common stock at the end of fiscal 1996. Previously, the Stock Purchase Agreement provided that the purchase price would be calculated at the book value of the shares as of the end of the fiscal year immediately preceding the year of purchase, as determined by the Company's annual audited financial statements. The Stock Purchase Agreement also provides Casino USA with a right of first refusal to purchase any shares of Common Stock that Mr. Emmons may determine to sell. The Stock Purchase Agreement provides that in the event the Company proposes to register any of the shares of Common Stock or other securities under the Securities Act of 1933, it must include in such registration all of the shares that Mr. Emmons requests to be registered, pay the fees and expenses of any such offering (excluding underwriting discounts) and indemnify Mr. Emmons against certain liabilities that may arise in connection with any such offering. The Stock Purchase Agreement further provides that Casino France, until March 7, 1999, will cause shares held by Casino USA to be voted for the election of Mr. Emmons to the Board of Directors.

  The Company, Casino USA and Mr. Emmons are also parties to a Registration Rights Agreement, as amended, pursuant to which the Company agreed that upon the request of Casino USA or Mr. Emmons, on up to three occasions for each of them, the Company will register under the Securities Act of 1933 and applicable state securities laws the sale of the Common Stock owned by Casino USA or Mr. Emmons. The Company's obligation is subject to certain limitations relating to a minimum amount of Common Stock required for registration, the timing and number of registrations and other similar matters. In addition, the Company is not obligated to register the Common Stock when, in the good faith judgment of its Board of Directors, such registration would materially adversely affect a pending or proposed public offering of the Company's securities or certain other transactions. The Company is also obligated to offer Casino USA and Mr. Emmons the right to include shares of Common Stock owned by them in certain registration statements filed by the Company. The Company also agreed to indemnify Mr. Emmons and Casino USA against certain liabilities under the Securities Act of 1933 in connection with any such offerings. The Company is obligated to pay all expenses incidental to such registrations, excluding underwriters' discounts and commissions allocable to the sale of Common Stock offered by Casino USA or Mr. Emmons.

  Mr. Emmons also owns Hunter Aviation Ltd. ("Hunter Aviation"), which from time to time leases to the Company a twin engine airplane on a per trip basis. Hunter Aviation also leases this airplane to unrelated third parties. In fiscal 1996, the Company paid Hunter Aviation approximately $36,770. The Company believes the terms of its lease arrangement with Hunter Aviation are at least comparable to those available from unrelated third parties.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth information concerning cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company and its subsidiaries serving at fiscal year end.

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                         ---------------------------------------------------------------------------------
                                                                            LONG TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                                            SECURITIES
                                                                            UNDERLYING
        NAME AND         FISCAL  SALARY      BONUS         OTHER ANNUAL      OPTIONS        ALL OTHER
   PRINCIPAL POSITION     YEAR   ($)(1)      ($)(2)     COMPENSATION($)(3)     (#)      COMPENSATION($)(4)
   ------------------    ------ --------    --------    ------------------ ------------ ------------------
Roger M. Laverty, III...  1996  $400,000    $420,000               -0-           -0-          $8,011
 President and Chief      1995  $398,269    $120,000               -0-           -0-          $4,536
 Executive Officer of     1994  $309,038    $310,000               -0-       120,000          $4,152
 the Company
Robert J. Emmons........  1996  $648,443    $    -0-        $11,983(5)           -0-          $9,411
 Chairman of the          1995  $638,819    $    -0-        $12,479(5)           -0-          $8,060
 Board                    1994  $626,003    $    -0-        $11,139(5)           -0-          $7,947
Martin A. Lynch.........  1996  $268,269    $125,000               -0-           -0-          $6,785
 Executive Vice-          1995  $258,269    $ 45,000               -0-           -0-          $3,886
 President and Chief      1994  $248,270    $140,000               -0-        60,000          $3,715
 Financial Officer of
 the Company
Edward I. Sternlieb.....  1996  $302,625    $    -0-               -0-           -0-          $8,969
 President and Chief      1995  $302,674    $    -0-               -0-           -0-          $4,620
 Operating Officer of     1994  $ 47,204(6) $200,000(6)            -0-        20,000          $2,252
 Henry Lee
Dennis L. Chiavelli.....  1996  $211,096    $140,000               -0-           -0-          $5,937
 Senior Vice-President,   1995  $191,269    $ 40,000               -0-           -0-          $3,419
 Operations and           1994  $181,616    $110,000               -0-        40,000          $3,415
 Development of Smart &
 Final Stores

--------
(1) Includes amounts deferred by the named officer under the Company's 401(k) Savings Plan (the "401(k) Savings Plan"), which was established in fiscal 1992 and under which all named officers except Mr. Sternlieb are eligible to participate; the Henry Lee 401(k) Savings Plan (the "Henry Lee 401(k) Plan"), since November 1, 1994 (the date on which the Company acquired 90% outstanding shares of Henry Lee) and under which Mr. Sternlieb is eligible to participate; and the Company's Supplemental Deferred Compensation Plan, which was established to first take effect for fiscal 1995. In the case of Mr. Emmons, the compensation reported for fiscal 1996, 1995 and 1994 includes consulting payments totalling approximately $448,000, $437,000 and $426,000, respectively, made under his Employment Agreement with the Company. In the case of Messrs. Laverty and Lynch, the compensation reported also includes any portion deferred under their Deferred Compensation Agreements with the Company.

(2) Includes bonus payments made in the year after the listed year for services performed in the listed year, and excludes bonus payments made in the listed year for services performed in the prior year.

(3) Excludes perquisites and other personal benefits paid to each named executive officer (including, depending upon the executive officer, reimbursement of tax preparation and/or financial planning expenses, club dues and moving expenses, car allowances and executive medical coverage). Such perquisites and other personal benefits, in each instance, were less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus."
(4) The compensation reported represents amounts contributed by the Company under the 401(k) Savings Plan (or, in the case of Mr. Sternlieb, by Henry Lee under the Henry Lee 401(k) Plan, since the time Henry Lee has been a subsidiary of the Company) and the dollar value of insurance premiums paid by the Company (or, in the case of Mr. Sternlieb, by Henry Lee, since the time Henry Lee has been a subsidiary of the Company) with respect to term life insurance for the benefit of the named officer. Company contributions under the 401(k) Savings Plan (or, in the case of Mr. Sternlieb, Henry Lee contributions under the Henry Lee 401(k) Plan) during fiscal 1996 were as follows: $2,375 for Mr. Laverty, $2,375 for Mr. Emmons, $2,375 for Mr. Lynch, $4,750 for Mr. Sterlieb and $2,375 for Mr. Chiavelli. Company contributions under the 401(k) Savings Plan (or, in the case of Mr. Sternlieb, Henry Lee contributions under the Henry Lee 401(k) Plan) during fiscal 1995 were as follows: $2,250 for Mr. Laverty, $2,250 for Mr. Emmons, $2,250 for Mr. Lynch, $4,620 for Mr. Sternlieb and $2,250 for Mr. Chiavelli. Company contributions under the 401(k) Savings Plan during fiscal 1994 (or, in the case of Mr. Sternlieb, Henry Lee contributions under the Henry Lee 401(k) Plan, during November and December 1994) were as follows: $2,311 for Mr. Laverty, $2,137 for Mr. Emmons, $2,206 for Mr. Lynch, $0 for Mr. Sternlieb and $2,293 for Mr. Chiavelli. Company (or, in the case of Mr. Sternlieb, Henry Lee) payments of life and executive medical insurance premiums during fiscal 1996 were as follows: $2,610 for Mr. Laverty, $5,810 for Mr. Emmons, $4,410 for Mr. Lynch, $4,219 for Mr. Sternlieb and $2,131 for Mr. Chiavelli. Company (or, in the case of Mr. Sternlieb, Henry Lee) payments of insurance premiums during fiscal 1995 were as follows: $2,286 for Mr. Laverty, $5,810 for Mr. Emmons, $1,636 for Mr. Lynch, $1,930 for Mr. Sternlieb and $1,169 for Mr. Chiavelli. Company payments of insurance premiums during fiscal 1994 (or, in the case of Mr. Sternlieb, Henry Lee payments of insurance premiums during November and December 1994) were as follows: $1,841 for Mr. Laverty, $5,810 for Mr. Emmons, $1,509 for Mr. Lynch, $322 for Mr. Sternlieb and $1,122 for Mr. Chiavelli.
(5) The compensation reported represents payment for taxes for the taxable effect of perquisites and payment for taxes for prior years, in accordance with Mr. Emmons' Employment Agreement with the Company.
(6) Mr. Sternlieb was not employed by, nor did he perform any services for, the Company or its subsidiaries prior to November 1, 1994, the date on which the Company acquired 90% of the outstanding shares of Henry Lee. His $200,000 bonus, attributable to fiscal 1994, includes the payment of an accrued bonus for services rendered to Henry Lee prior to the acquisition.

  Options and Stock Appreciation Rights. The Company made no option grants during fiscal 1996 to the executive officers named in the above Summary Compensation Table. In fiscal 1996, the Company also had no outstanding stock appreciation rights. The following table summarizes option exercises during fiscal 1996, and the number of all options and the value of all in-the-money options held at the end of fiscal 1996, by the executive officers named in the above Summary Compensation Table.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                       NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                     OPTIONS AT END OF FISCAL      OPTIONS AT END OF
                         SHARES ACQUIRED    VALUE            1996 (#)              FISCAL 1996($)(1)
       NAME              ON EXERCISE (#) REALIZED($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
       ----              --------------- ----------- ------------------------- -------------------------
Roger M. Laverty, III...       -0-           -0-          154,167/88,333         $1,402,426/$628,124
Robert J. Emmons........       -0-           -0-              -0-/-0-                    $0/$0
Martin A. Lynch.........       -0-           -0-          117,500/40,000         $1,196,175/$300,000
Edward I. Sternlieb.....       -0-           -0-            6,667/13,333            $46,669/$93,331
Dennis L. Chiavelli.....       -0-           -0-           46,334/26,666           $454,095/$199,995

--------
(1) Based on the market value of underlying securities at fiscal year end, less the exercise price.

  Pension Plan and 401(k) Savings Plan. The following table sets forth estimated annual pension benefits under the Smart & Final Pension Plan (the "Pension Plan"), on a straight life annuity basis for representative years of service as defined in the Pension Plan. Such benefits are subject to reduction for certain prior company retirement benefit plans.

                              PENSION PLAN TABLE

                                         ESTIMATED ANNUAL RETIREMENT BENEFITS AT
                                                         AGE 65
                                             FOR INDICATED YEARS OF CREDITED
        REMUNERATION ON                                SERVICE(1)
       WHICH RETIREMENT         LIMITED  ---------------------------------------
      BENEFITS ARE BASED        EARNINGS   15      20      25      30      35
      ------------------        -------- ------- ------- ------- ------- -------
 $125,000...................... $125,000 $25,000 $34,375 $43,750 $53,125 $62,500
  150,000...................... $150,000 $30,000 $41,250 $52,500 $63,750 $75,000
  175,000...................... $150,000 $30,000 $41,250 $52,500 $63,750 $75,000
  200,000(2)................... $150,000 $30,000 $41,250 $52,500 $63,750 $75,000
  225,000(2)................... $150,000 $30,000 $41,250 $52,500 $63,750 $75,000
  250,000(2)................... $150,000 $30,000 $41,250 $52,500 $63,750 $75,000
  300,000(2)................... $150,000 $30,000 $41,250 $52,500 $63,750 $75,000
  400,000(2)................... $150,000 $30,000 $41,250 $52,500 $63,750 $75,000
  450,000(2)................... $150,000 $30,000 $41,250 $52,500 $63,750 $75,000
  500,000(2)................... $150,000 $30,000 $41,250 $52,500 $63,750 $75,000

--------
(1) Amounts shown assume retirement at age 65 on January 1, 1997. Estimated annual retirement benefits are based on the plan in effect on January 1, 1997 and assume that no other offsets or grandfathered benefits are applied.
(2) Effective in 1994, the compensation used to determine the retirement benefit could not exceed $150,000 for all years of service. This limit is adjusted annually for cost-of-living and is equal to $150,000 through 1996, and will increase to $160,000 for 1997.

  The Company maintains the Pension Plan for the benefit of all full-time employees of the Company (other than Port Stockton and Henry Lee employees who have their own employee benefit plans), who meet certain age and service requirements, to provide certain benefits in the event of normal, early or disability retirement, or death. The benefits are calculated on the basis of the participant's years of service (with years of service prior to January 1, 1992 being credited as though each year was 1.5 years) and the participant's average pay during his five highest paid consecutive years of service in the ten years prior to the date he ceases his employment, with the participant's minimum benefits being at least equal to his accrued benefit under the Company's prior pension plan. The compensation on which payments are based includes bonuses, overtime and other compensation but does not include amounts to be paid under the Pension Plan or any other employee benefit plan. A participant becomes 100% vested in his retirement benefit at the end of the fifth year of service. Under the Pension Plan, at the end of fiscal 1996, Messrs. Laverty, Emmons, Lynch and Chiavelli had credited approximately 18, 13, 7.5 and 11 actual years of service, respectively, and would have been entitled to minimum annual benefits of approximately $50,538, $77,873, $17,382 and $24,988, respectively. Mr. Sternlieb is not eligible to participate in the Pension Plan.

  The Company also maintains a defined contribution plan (the "401(k) Savings Plan") which is intended to satisfy the tax qualification requirements of
Section 401(k) of the Internal Revenue Code. All full-time employees of the Company (other than Port Stockton and Henry Lee employees who have their own employee benefit plans) who meet certain age and service requirements are eligible to participate in the 401(k) Savings Plan, which permitted participants to contribute for fiscal 1996 up to 15% of their compensation or $9,500, whichever was lower. The Company automatically matches 25% of each dollar contributed up to 6% of each participant's compensation and may in its discretion match up to an additional 75% of each dollar contributed up to 6% of the participant's compensation if the Company exceeds certain financial and profitability goals. In fiscal 1996, the Company made an additional discretionary match of 25% of each dollar contributed up to 6% of each participant's contribution. Participants' contributions to the 401(k) Savings Plan, which are deemed to be contributions of the Company for tax purposes, are deducted from the participants' compensation prior to the calculation of federal and state income taxes, thereby decreasing the amount of a participant's compensation subject to tax.

  Participants are entitled to direct their contributions to one or more of four investment options. None of a participant's account balance in the 401(k) Savings Plan may be withdrawn prior to termination of employment or his attainment of age 70, whichever occurs earlier, except upon certain qualified financial hardships. Distribution of a participant's account balance will generally be made in a lump sum at the time of termination of employment. However, subject to certain conditions, a participant may elect to have distributions made in installments over a period of up to ten years and distributions in excess of $3,500 may be deferred. A participant's contributions to the 401(k) Savings Plan will vest immediately. The Company's contributions on behalf of such participant will vest at a rate of 25% per year beginning after the first year of service with 100% vested after five years.

  Henry Lee also maintains a defined contribution plan (the "Henry Lee 401(k) Plan") which is intended to satisfy the tax qualification requirements of
Section 401(k) of the Internal Revenue Code. As a full-time Henry Lee employee who has met certain age and service requirements, Mr. Sternlieb is a participant in the Henry Lee 401(k) Plan. The Henry Lee 401(k) Plan is similar to the 401(k) Savings Plan with respect to the tax advantages, eligibility requirements, loan features and hardship withdrawal provisions. The Henry Lee 401(k) Plan differs in several respects. The differences include, among other things, that Henry Lee automatically matches 50% of each dollar contributed up to 3% of the participant's compensation, participants may withdraw their account balances prior to termination when they reach the age of 65, employer contributions vest over a seven year vesting schedule at a rate of 20% per year commencing in the third year of participation, and participants are entitled to direct their contributions to eight different investment options.

  Deferred Compensation Plan. The Company also has a Supplemental Deferred Compensation Plan (the "Deferred Compensation Plan"), in which certain Company management, with annual base compensation of at least $75,000 in 1996 (adjusted annually), are eligible to defer pre-tax up to 100% of their base compensation and bonus (with a minimum annual deferral of $2,500). Participation is voluntary on an annual basis. Deferrals are credited to a special bookkeeping account in the participant's name, and earnings on deferrals are indexed to certain investment fund options. The Company pays all benefits and costs from its general assets and, while it has created a non-qualified grantor trust whose assets will be used to pay benefits and defray expenses, the assets of the trust will be subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy. In general, participants will receive benefits under the Deferred Compensation Plan after retirement (with the minimum age for early retirement being 55 with ten years of service) in one of four pre-elected payment options, one lump-sum payment or a stream of five, ten or 15 annual payments. Limited withdrawals prior to retirement are permitted in accordance with the terms of the Deferred Compensation Plan. The Deferred Compensation Plan also provides additional death benefits in the event of death prior to retirement.

  Emmons Employment Agreements. The Company and Mr. Emmons are parties to an employment agreement (the "Emmons Employment Agreement") pursuant to which Mr. Emmons agreed to serve as the Chairman of the Board and Chief Executive Officer of the Company through December 31, 1993. The Emmons Employment Agreement also provides, among other things, that Mr. Emmons will serve as a consultant to the Company for a period of ten years commencing on January 1, 1994 for an annual consulting fee of $400,000, as adjusted by the consumer price index as provided in such agreement (currently approximately $448,000). The consulting arrangement includes a covenant not to compete pursuant to which Mr. Emmons has agreed that during such ten-year period he will not engage actively in any business with or be employed by any person or business that competes in any material respect with the business of the Company. The Company has also agreed to pay Mr. Emmons an annual fee of $200,000 (payable in quarterly installments) in consideration of his services as Chairman of the Company's Executive Operating Committee.

  Mr. Emmons also served as Chairman of the Board, President and Chief Executive Officer of Casino USA pursuant to an employment agreement between Mr. Emmons and Casino USA which extended through 1993 with a post-retirement consulting arrangement in effect thereafter. All compensation pursuant to such agreement is paid by Casino USA, and the Company does not reimburse Casino USA for such amounts.

  1993 Laverty Employment Agreement. Throughout 1996, the Company and Mr. Laverty were parties to an employment agreement dated August 1, 1993 (the "1993 Laverty Agreement"), pursuant to which Mr. Laverty agreed to serve as the Chief Executive Officer of the Company through August 1, 1997. The 1993 Laverty Agreement provided, among other things, for an annual base salary of at least $260,000, discretionary bonuses as determined by the Board, the inclusion of Mr. Laverty in all retirement and employee benefit plans and programs of the Company, the use of an automobile and certain other perquisites and fringe benefits. The annual base salary payable to Mr. Laverty was increased to $400,000 in March 1995 and $400,000 for 1996. If the 1993 Agreement had been terminated as a result of Mr. Laverty's death, by the Company for cause, or by him for any reason other than good reason, Mr. Laverty would have been entitled to receive his base salary through the date of termination plus all other amounts to which he was then entitled under the Company's retirement and employee benefit plans and programs at the time such payments are due. If the 1993 Laverty Agreement had been terminated prior to a change of control of the Company, by the Company for other than cause or disability or by Mr. Laverty for good reason, Mr. Laverty would have been entitled to (i) receive his base salary through the date of termination, plus all other amounts to which he was then entitled under the Company's retirement and employee benefit plans and programs at the time such payments were due;
(ii) receive (at the time such payments would have been made) all salary and bonus payments that would have been payable to him had he continued to be employed for the remaining term of the 1993 Agreement (with bonuses of not less than 60% of his then base salary); and (iii) participate in all the Company's insurance and other employee benefit plans and programs then in effect for the remaining term of the 1993 Agreement. If the 1993 Laverty Agreement had been terminated in connection with or following a change of control of the Company, by the Company other than for cause, disability or by reason of his death, or by Mr. Laverty for good reason, then Mr. Laverty would have been entitled to severance payments equal to (i) his full base salary through the date of termination, plus all other amounts to which he would have been then entitled under the Company's retirement and employee benefit plans and programs; (ii) a cash payment equal to the product of (x) the greater of
(A) the number of full and partial years remaining under the term of the 1993 Agreement or (B) three and (y) the sum of (A) his annual base salary in effect on the date of termination and (B) the highest annualized bonus paid to him during the term of his employment in an amount not less than 60% of his annual base salary in effect on the date of his termination; (iii) a cash payment equal to the benefits that would have been owed or accrued him under certain employee benefit plans if he had continued in such plans for an additional period equal to the greater of the number of full and partial years remaining under the term of the 1993 Agreement or three years; and (iv) a cash payment related to certain personal income tax liabilities to which he could have been subject to as a result of receiving the severance payments. Mr. Laverty would also have been entitled to continue to participate in the Company's insurance and other employee benefit plans and programs then in effect for the greater of the remaining term of the 1993 Laverty Agreement or three years and reimbursement for all legal fees and expenses incurred as a result of such termination. The 1993 Laverty Agreement also contained Mr. Laverty's covenant not to compete with the Company during any period prior to a change in control while he was employed or receiving his monthly salary or severance benefits.

  1997 Laverty Employment Agreement. As of January 1, 1997, The Company and Mr. Laverty entered into a new employment agreement (the "1997 Laverty Agreement") pursuant to which Mr. Laverty has agreed to serve as the Chief Executive Officer of the Company through December 31, 1999. The three-year term of the 1997 Laverty Agreement will be extended for one additional year at the end of each year of the 1997 Laverty Agreement unless either Mr. Laverty or the Company elects not to extend the term by notice given at least 90 days prior to the end of any calendar year in which event the then-current term will expire in accordance with the terms of the 1997 Laverty Agreement. If either party elects not to extend the 1997 Laverty Agreement in accordance with the foregoing, then, upon the effective date of expiration, the Company will continue to pay Mr. Laverty's base salary for a period of 24 months in accordance with its normal payroll practices and shall also pay to Mr. Laverty an amount equal to twice the average bonus paid to him for the three fiscal years ending with the date of expiration of the term and all benefits to which Mr. Laverty has a vested right, including retirement benefits and retiree medical insurance.

  Under the 1997 Laverty Agreement, Mr. Laverty's base salary shall be determined from time to time by the Board, but shall not be less than $400,000 per year. Once increased, the base salary shall not be decreased. The 1997 Laverty Agreement provides that Mr. Laverty will have an opportunity to earn an annual cash bonus and that the minimum target annual bonus opportunity will be at least 100% of his annual base salary. Mr. Laverty will also have the opportunity to earn long-term incentive awards and participate in all Company qualified retirement plans, group term life insurance, comprehensive health and major medical insurance, short and long-term disability and all other benefits and perquisites to which other executives and employees of the Company are eligible to receive, as commensurate with Mr. Laverty's position. The 1997 Laverty Agreement provides that the Company will provide Mr. Laverty and his surviving spouse full retiree medical insurance for the remainder of their respective lives in the event of Mr. Laverty's termination of employment due to death, retirement, disability, involuntary termination without cause, termination by the executive for good reason or in the event that the 1997 Laverty Agreement is not renewed by the Company. Mr. Laverty is entitled to a minimum of five weeks paid vacation per year.

  In the event the 1997 Laverty Agreement is terminated due to Mr. Laverty's retirement, death or disability, Mr. Laverty is entitled to receive his base salary through the date of termination plus all other amounts in which he is vested or otherwise entitled under the Company's retirement and employee benefit plans, including retiree medical insurance coverage as described above, at the time such amounts are normally payable. For purposes of the 1997 Laverty Agreement, disability generally means Mr. Laverty's inability to perform his duties due to illness or mental infirmity for a period of more than 90 days in the aggregate during any 12 consecutive month period. In the event the Laverty Employment 1997 Laverty Agreement is terminated by Mr. Laverty, the Company shall pay to Mr. Laverty his full base salary through the effective date of termination and a prorata bonus payment based upon the level of achievement of preestablished performance goals through the effective date of termination plus all other benefits to which he has a vested right at that time.

  At all times prior to six months before the effective date of a Change in Control (as defined in the 1997 Laverty Agreement) or at any time more than two years after a Change in Control, the Company may terminate the 1997 Laverty Agreement at any time for reasons other than death, disability, retirement or for cause. Upon the effective date of such a termination, the Company shall continue to pay Mr. Laverty in equal monthly installments the greater of (i) his base salary then in effect and bonus, equal to the average bonuses paid in the prior three years, for the remaining term of the 1997 Laverty Agreement, together with any continuation of health and welfare benefits for the remaining term, or (ii) two full years base salary and bonus, equal to the average of bonuses paid in the prior three years, plus a two-year continuation of health and welfare benefits, and, in all cases, all other benefits to which Mr. Laverty has a vested right at the time of termination.

  If the Company terminates the 1997 Laverty Agreement for cause, the Company shall pay Mr. Laverty his base salary through the effective date of termination and all other rights and benefits (other than vested benefits) to which Mr. Laverty would otherwise have been entitled under the 1997 Laverty Agreement shall be forfeited.

  If Mr. Laverty terminates the 1997 Laverty Agreement at any time prior to six calendar months prior to a Change in Control, Mr. Laverty shall be entitled to receive the same payments and benefits as if he had been involuntarily terminated by the Company without cause as discussed above.

  If Mr. Laverty terminates the 1997 Laverty Agreement for good reason within a period commencing six months before a Change in Control and ending 24 months after a Change in Control or the Company terminates Mr. Laverty's employment within such period for a reason other than cause, death, disability or retirement, Mr. Laverty shall be entitled to the payments and benefits described below. For purposes of the 1997 Laverty Agreement, the term "Change in Control" means, generally, either (i) a change in the beneficial ownership of 35% or more of the Company's voting power, (ii) during any two consecutive year period there is a change in those persons constituting a majority of the Board at the beginning of such period, or (iii) a plan of complete liquidation, an 1997 Laverty Agreement for the sale of substantially all the Company's assets or a merger, consolidation or reorganization of the Company involving another corporation (other than a merger, consolidation or reorganization where current stockholders obtain at least 65% of the voting power of the

Company (or surviving entity)). In the event of a termination of the 1997 Laverty Agreement in connection with a Change in Control during the period described above, the Company shall pay to Mr. Laverty and provide him with the following severance benefits: (i) an amount equal to three times Mr. Laverty's highest base salary, (ii) an amount equal to three times his average annual bonus earned over the three fiscal years prior to the change in control (whether or not deferred), (iii) an amount equal to Mr. Laverty's unpaid base salary and accrued vacation pay, (iv) an amount equal to Mr. Laverty's unpaid targeted annual bonus, established for the plan year in which the effective date of his termination occurs, adjusted for the Company's performance through the date of termination, prorated, (v) the continuation of the welfare benefits in effect for three full years after the effective date of termination, (vi) a lump-sum cash payment of the actuarial present value equivalent of the aggregate benefits accrued by Mr. Laverty under the terms of any and all supplemental retirement plans in which he participates, (vii) a lump-sum cash payment of the entire balance of Mr. Laverty's deferred amount under the Company's non-qualified deferred compensation plans, with interest, and (viii) a lump-sum cash payment of all amounts owed to Mr. Laverty under the deferred compensation plans, with upward adjustments for deemed future service. In the event any of the payments in connection with a Change in Control cause an excise tax to be imposed on Mr. Laverty under Section 4999 of the Code, the Company shall pay Mr. Laverty in cash an additional amount such that the net amount retained by Mr. Laverty after deduction for any excise tax and any income tax and excise tax upon tax payments made by the Company, shall be equal to the amount Mr. Laverty would have retained had no such excise tax been imposed.

  The 1997 Laverty Agreement also contains Mr. Laverty's covenant not to compete with the Company during the term and for the longer of twelve months following the expiration of the 1997 Laverty Agreement or any period during which the amounts are paid under the 1997 Laverty Agreement, and a covenant, for a period of 24 months following the expiration of the 1997 Laverty Agreement, not to attempt to induce other employees of the Company to terminate employment with the Company or to interfere in a similar manner with the business of the Company.

  The Company and Mr. Laverty are also parties to a deferred compensation agreement, effective as of January 1, 1994, whereby the Company agrees, among other things, during the term of Mr. Laverty's employment, to defer an annual amount equal to 5% of the annual compensation paid or payable to him by the Company (subject to adjustment in the event of increases in the Consumer Price Index) and to pay a final additional contribution (as described in such deferred compensation agreement). Payment of amounts due under the deferred compensation agreement are subject to forfeiture in the event that Mr. Laverty's employment is terminated by the Company for cause.

  1993 Lynch Employment Agreement. Throughout 1996, the Company and Mr. Lynch were parties to an employment agreement dated August 1, 1993 (the "1993 Lynch Agreement"). The 1993 Lynch Agreement provided, among other things, for an annual base salary of at least $240,000, discretionary bonuses as determined by the Board, the inclusion of Mr. Lynch in all retirement and employee benefit plans and programs of the Company, the use of an automobile and certain other perquisites and fringe benefits. The annual base salary payable to Mr. Lynch was increased to $260,000 in March 1995 and was further increased to $270,000 in February 1996. In the event that the Lynch Employment Agreement had been terminated as a result of his death, by the Company for cause, or by him for any reason other than good reason, Mr. Lynch would have been entitled to receive his base salary through the date of termination plus all other amounts to which he was then entitled under the Company's retirement and employee benefit plans and programs at the time such payments were due. In the event that the 1993 Lynch Agreement had been terminated prior to a change of control of the Company, by the Company for other than cause or disability or by Mr. Lynch for good reason, Mr. Lynch would have been entitled to (i) receive his base salary through the date of termination, plus all other amounts to which he would have then been entitled under the Company's retirement and employee benefit plans and programs at the time such payments were due; (ii) receive (at the time such payments would have been made) all salary and bonus payments that would have been payable to him had he continued to be employed for the remaining term of the 1993 Lynch Agreement (with bonuses of not less than 50% of his then base salary); and (iii) participate in all the Company's insurance and other employee plans and programs then in effect for the remaining term of the

Agreement. In the event that the 1993 Lynch Agreement had been terminated in connection with or following a change of control of the Company, by the Company other than for cause, disability or by reason of his death, or by Mr. Lynch for good reason, then Mr. Lynch would have been entitled to severance payments equal to (i) his full base salary through the date of termination, plus all other amounts to which he would have then been entitled under the Company's retirement and employee benefit plans and programs; (ii) a cash payment equal to the product of (x) the greater of (A) the number of full and partial years remaining under the term of the Agreement or (B) three and (y) the sum of (A) his annual base salary in effect on the date of termination and
(B) the highest annualized bonus paid to him during the term of his employment in an amount not less than 50% of his annual base salary in effect on the date of his termination; (iii) a cash payment equal to the benefits that would have been owed or accrued him under certain employee benefit plans if he had continued in such plans for an additional period equal to the greater of the number of full and partial years remaining under the term of the Agreement or three years; and (iv) a cash payment related to certain personal income tax liabilities to which he could be subject as a result of receiving the severance payments. Mr. Lynch would also have been entitled to continue to participate in the Company's insurance and other employee benefit plans and programs then in effect for the greater of the remaining term of the Agreement or three years and would have been reimbursed for all legal fees and expenses incurred as a result of such termination. The 1993 Lynch Agreement also contained Mr. Lynch's covenant not to compete with the Company during any period prior to a change in control while he is employed or is receiving his monthly salary or severance benefits.

  As of April 1, 1997, The Company and Mr. Lynch entered into a new employment agreement (the "1997 Lynch Agreement") pursuant to which Mr. Lynch has agreed to serve as Executive Vice President and Chief Financial Officer of the Company through March 31, 2000. The three-year term of the 1997 Lynch Agreement will be extended for one additional year at the end of each year of the 1997 Lynch Agreement unless either Mr. Lynch or the Company elects not to extend the term by notice given at least 90 days prior to the end of any calendar year in which event the then-current term will expire. If either party elects not to extend the 1997 Lynch Agreement in accordance with the foregoing, then, upon the effective date of expiration, the Company will continue to pay Mr. Lynch's base salary for a period of 24 months in accordance with its normal payroll practices and shall also pay to Mr. Lynch an amount equal to twice the average bonus paid to him for the three fiscal years ending with the date of expiration of the term and all benefits to which Mr. Lynch has a vested right, including retirement benefits and retiree medical insurance.

  Mr. Lynch's base salary shall be determined from time to time by the Board, but shall not be less than $280,000 per year. Once increased, the base salary shall not be decreased. The 1997 Lynch Agreement provides that Mr. Lynch will have an opportunity to earn an annual cash bonus and that the minimum target annual bonus opportunity will be at least 60% of his annual base salary. Mr. Lynch will also have the opportunity to earn long-term incentive awards and participate in all Company qualified retirement plans, group term life insurance, comprehensive health and major medical insurance, short and long-term disability and all other benefits and perquisites to which other executives and employees of the Company are eligible to receive, as commensurate with Mr. Lynch's position. The 1997 Lynch Agreement provides that the Company will provide Mr. Lynch and his surviving spouse full retiree medical insurance for the remainder of their respective lives in the event of Mr. Lynch's termination of employment due to death, retirement, disability, involuntary termination without cause, termination by the executive for good reason or in the event that the 1997 Lynch Agreement is not renewed by the Company. Mr. Lynch is entitled to a minimum of five weeks paid vacation per year.

  In the event the 1997 Lynch Agreement is terminated due to Mr. Lynch's retirement, death or disability, Mr. Lynch is entitled to receive his base salary through the date of termination plus all other amounts in which he is vested or otherwise entitled under the Company's retirement and employee benefit plans, including retiree medical insurance coverage as described above, at the time such amounts are normally payable. For purposes of the 1997 Lynch Agreement, disability generally means Mr. Lynch's inability to perform his duties due to illness or mental infirmity for a period of more than 90 days in the aggregate during any 12 consecutive month period. In the event the Lynch Employment 1997 Lynch Agreement is terminated by Mr. Lynch, the Company shall pay to Mr. Lynch his full base salary through the effective date of termination and a prorata bonus payment based upon the level of achievement of preestablished performance goals through the effective date of termination plus all other benefits to which he has a vested right at that time.

  At all times prior to six months before the effective date of a Change in Control (as defined in the 1997 Lynch Agreement) or at any time more than two years after a Change in Control, the Company may terminate the 1997 Lynch Agreement at any time for reasons other than death, disability, retirement or for cause. Upon the effective date of such a termination, the Company shall continue to pay Mr. Lynch in equal monthly installments the greater of (i) his base salary then in effect and bonus, equal to the average bonuses paid in the prior three years plus an additional sum not to exceed $150,000 depending on the date of such termination, for the remaining term of the 1997 Lynch Agreement, together with any continuation of health and welfare benefits for the remaining term, or (ii) two full years base salary and bonus, equal to the average of bonuses paid in the prior three years, plus a two-year continuation of health and welfare benefits, and, in all cases, all other benefits to which Mr. Lynch has a vested right at the time of termination.

  If the Company terminates the 1997 Lynch Agreement for cause, the Company shall pay Mr. Lynch his base salary through the effective date of termination and all other rights and benefits (other than vested benefits) to which Mr. Lynch would otherwise have been entitled under the 1997 Lynch Agreement shall be forfeited.

  If Mr. Lynch terminates the 1997 Lynch Agreement at any time prior to six calendar months prior to a Change in Control, Mr. Lynch shall be entitled to receive the same payments and benefits as if he had been involuntarily terminated by the Company without cause as discussed above.

  If Mr. Lynch terminates the 1997 Lynch Agreement for good reason within a period commencing six months before a Change in Control and ending 24 months after a Change in Control or the Company terminates Mr. Lynch's employment within such period for a reason other than cause, death, disability or retirement, Mr. Lynch shall be entitled to the payments and benefits described below. For purposes of the 1997 Lynch Agreement, the term "Change in Control" means, generally, either (i) a change in the beneficial ownership of 35% or more of the Company's voting power, (ii) during any two consecutive year period there is a change in those persons constituting a majority of the Board at the beginning of such period, or (iii) a plan of complete liquidation, an agreement for the sale of substantially all the Company's assets or a merger, consolidation or reorganization of the Company involving another corporation (other than a merger, consolidation or reorganization where current stockholders obtain at least 65% of the voting power of the Company (or surviving entity)). In the event of a termination of the 1997 Lynch Agreement in connection with a Change in Control during the period described above, the Company shall pay to Mr. Lynch and provide him with the following severance benefits: (i) an amount equal to three times Mr. Lynch's highest base salary,
(ii) an amount equal to three times his average annual bonus earned over the three fiscal years prior to the change in control (whether or not deferred) plus an additional amount not to exceed $150,000 depending on the date of such termination, (iii) an amount equal to Mr. Lynch's unpaid base salary and accrued vacation pay, (iv) an amount equal to Mr. Lynch's unpaid targeted annual bonus, established for the plan year in which the effective date of his termination occurs, adjusted for the Company's performance through the date of termination, prorated, (v) the continuation of the welfare benefits in effect for three full years after the effective date of termination, (vi) a lump-sum cash payment of the actuarial present value equivalent of the aggregate benefits accrued by Mr. Lynch under the terms of any and all supplemental retirement plans in which he participates, (vii) a lump-sum cash payment of the entire balance of Mr. Lynch's deferred amount under the Company's non-qualified deferred compensation plans, with interest, and (viii) a lump-sum cash payment of all amounts owed to Mr. Lynch under the deferred compensation plans, with upward adjustments for deemed future service. In the event any of the payments in connection with a Change in Control cause an excise tax to be imposed on Mr. Lynch under Section 4999 of the Code, the Company shall pay Mr. Lynch in cash an additional amount such that the net amount retained by Mr. Lynch after deduction for any excise tax and any income tax and excise tax upon tax payments made by the Company, shall be equal to the amount Mr. Lynch would have retained had no such excise tax been imposed.

  The 1997 Lynch Agreement also contains Mr. Lynch's covenant not to compete with the Company during the term and for the longer of twelve months following the expiration of the 1997 Lynch Agreement or any period during which the amounts are paid under the 1997 Lynch Agreement, and a covenant, for a period of 24 months following the expiration of the 1997 Lynch Agreement, not to attempt to induce other employees of the Company to terminate employment with the Company or to interfere in a similar manner with the business of the Company.

  The Company and Mr. Lynch are also parties to a deferred compensation agreement, effective as of January 1, 1994, whereby the Company agrees, among other things, during the term of Mr. Lynch's employment, to defer an annual amount equal to 5% of the annual compensation paid or payable to him by the Company (subject to adjustment in the event of increases in the Consumer Price Index) and to pay a final additional contribution (as described in such agreement). Payment of amounts due under the deferred compensation agreement are subject to forfeiture in the event that Mr. Lynch's employment is terminated by the Company for cause.

  Sternlieb Employment Agreement. Mr. Sternlieb and Henry Lee are parties to an employment agreement, pursuant to which he has agreed to serve as the President of Henry Lee through October 31, 1998. The employment agreement provides, among other things, for an annual base salary of $300,000; an annual bonus for calendar years 1995, 1996, 1997 and 1998 equal to 15% (12.5% for 1998) of the amount by which Henry Lee's earnings before provision for income taxes exceed the profit plan for that year, up to a maximum of $100,000 ($83,333 for 1998); the inclusion in all retirement and employee benefit plans and programs of Henry Lee; the use of an automobile; and certain other perquisites and fringe benefits. The employment agreement may be terminated prior to the expiration of its term (i) upon mutual agreement; (ii) upon the death or disability of Mr. Sternlieb; (iii) by Mr. Sternlieb, for good cause; or (iv) by Henry Lee, for good cause. It also contains Mr. Sternlieb's covenant not to compete with Henry Lee for four years after the execution of the employment agreement.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock timely file initial reports of ownership of the Company's Common Stock and other equity securities and reports of changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company has instituted procedures to receive and review such insider reports. After a review of such insider reports, the Company believes that all required reports have been timely filed with the exception of one report which the Company filed inadvertently late involving the purchase and sale of a small number of shares by Amy S. Parker, Vice President of Smart & Final Stores.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

  Relationship Between the Company and Casino USA. Casino USA currently owns approximately 56.3% of the outstanding shares of the Company's Common Stock. Casino France owns approximately 99% of the outstanding shares of Casino USA's capital stock. There is no agreement between Casino USA and any other party, including the Company, that would prevent Casino USA from acquiring additional shares of Common Stock or disposing of shares of Common Stock owned by it.

  The Company's twelve-member Board of Directors includes Messrs. Emmons, Guichard, Plassat and Bouchut who also serve as directors of Casino USA and/or who are affiliated with Casino France. Mr. Couvreux, who has been nominated to the Board of Directors, is also affiliated with Casino France. In addition, Mr. Emmons serves as Chief Executive Officer and Chief Financial Officer of Casino USA. During fiscal 1996, Mr. Emmons devoted the substantial portion of his efforts to the Company's business. For information concerning certain other relationships of Mr. Emmons with the Company, see also "Compensation Committee Interlocks and Insider Participation" above.

  Certain Consulting Agreements. Yves Guichard and Gilles Pinoncely, past directors of the Company and affiliates of Casino France, are each party to a Consulting Agreement with the Company, pursuant to which each has agreed to provide consulting services to the Company from October 1, 1995 until September 30, 1997, in exchange for the sum of $80,000, payable quarterly, in advance.

  Registration Rights Agreement. The Company, Casino USA and Mr. Emmons are parties to a Registration Rights Agreement, as amended, pursuant to which the Company agreed that upon the request of Casino USA or Mr. Emmons, on up to three occasions for each of them, the Company will register under the Securities Act of 1933 and applicable state securities laws the sale of the Common Stock owned by Casino USA or Mr. Emmons. The Company's obligation is subject to certain limitations relating to a minimum amount of Common Stock required for registration, the timing and number of registrations and other similar matters. In addition, the Company is not obligated to register the Common Stock when, in the good faith judgment of its Board of Directors, such registration would materially adversely affect a pending or proposed public offering of the Company's securities or certain other transactions. The Company is also obligated to offer Casino USA and Mr. Emmons the right to include shares of Common Stock owned by them in certain registration statements filed by the Company. The Company also agreed to indemnify Mr. Emmons and Casino USA against certain liabilities under the Securities Act of 1933 in connection with any such offerings. The Company is obligated to pay all expenses incidental to such registrations, excluding underwriters' discounts and commissions allocable to the sale of Common Stock offered by Casino USA or Mr. Emmons.

  The Casino Transaction. Effective December 29, 1996 (as approved by the shareholders of the Company at a Special Meeting of Shareholders held on March 19, 1997), the Company acquired (pursuant to an Agreement for Conveyance of Real Property, as amended) 91 properties with a net book value of $71,440,000 from Casino USA and Casino Realty (collectively "Casino") which were being operated as Smart & Final stores, office and warehouse facilities for a purchase price of approximately $76 million (the "Casino Transaction"). The purchase consideration for the Casino Transaction consisted of 1,625,000 shares of the Company's common stock valued at $23.375 per share and $38,000,000 in two five-year unsecured notes. As part of the Casino Transaction the Company agreed to assist in and assure Casino the sale of certain properties that are not being operated as stores for aggregate sales proceeds of $5.7 million, with the first $500,000 of any excess proceeds being paid to the Company and any remaining proceeds split 2/3 to Casino and 1/3 to the Company. Casino also agreed to pay to the Company certain management and administrative fees.

  Real Estate Transactions. Of the 168 Smart & Final Stores facilities operating in the United States at fiscal year end (after giving effect to the Casino Transaction) 69 are leased from unaffiliated third parties including 10 which are ground leased, and 33 are leased from either Casino USA or Casino Realty. Either the Company or Smart & Final Stores has a right of first refusal to purchase each of the remaining properties owned by Casino Realty which are leased to the Company or Smart & Final Stores. See also "Intercompany Agreement" below. Aggregate lease payments to Casino USA and Casino Realty for fiscal 1996 were $16,546,000. The aggregate amount of future minimum rentals through fiscal 2001 due in connection with facilities leased from Casino USA or Casino Realty was approximately $23,723,000 at December 29, 1996.

  Henry Lee leases its truck facility from Edward Sternlieb, an executive officer of the Company and an affiliate of the minority shareholder of Henry Lee, and its warehouse and office facilities from Mr. Sternlieb's parents, who are also affiliates of the minority shareholder of Henry Lee. Henry Lee has a right of first refusal and an option to purchase each of these leased properties from Mr. Sternlieb or his parents, as the case may be. The aggregate amount of future minimum rentals through fiscal 2001 due in connection with these leased facilities was approximately $4,452,000 at December 29, 1996. Total payments for fiscal 1996 were $842,000.

  Intercompany Agreement. The Company, Casino USA and Casino Realty are parties to an intercompany agreement (the "Intercompany Agreement") in order to regulate and provide for the relationships between the Company, Casino USA and Casino Realty and to provide for certain other transactions between them. In particular, the Intercompany Agreement provides for the performance of various administrative services by the Company for Casino USA and Casino Realty and by Casino USA for the Company. None of the Company,

Casino USA or Casino Realty is obligated to use such services. Intercompany services are provided at the cost of providing such services, including the estimated allocable costs of (i) management and other employees performing the services, (ii) computer time, (iii) allocable overhead and (iv) out-of-pocket expenses. Cost, for purposes of management and employees, is based on an estimated allocation of their time, based on a study of the actual time spent in past periods. Any fees for such services cannot exceed $100,000 in any three-month period without the written consent of the user of such services.

  Since 1986, the Company has performed a variety of services for Casino USA and Casino Realty, including accounting, human resources and systems development work, the cost of which has been charged to the benefited affiliated company. These charges amounted to $402,000 for fiscal 1996. It is anticipated that the Company will continue to provide these administrative services to its affiliates at its cost and that the levels of future services will not vary significantly from prior levels.

  In addition, under the Intercompany Agreement Casino USA grants the Company a right of first refusal on any potential transaction or matter that may be a corporate opportunity for either Casino USA (or its affiliates that it controls) and the Company (or its affiliates that it controls). A "corporate opportunity" includes a business opportunity that the Company or its subsidiaries is financially able to undertake and which by its nature is within the line of business of the Company or its subsidiaries, or an opportunity in which the Company or its subsidiaries has an actual or expectant interest, or such other opportunities as may be considered corporate opportunities under Delaware law at such time as the corporate opportunity arises. Under the Intercompany Agreement, the Company is also granted a right of first refusal to lease, sublease or purchase any store real property between 10,000 and 60,000 square feet in size and all warehouse properties in which either Casino USA or Casino Realty acquires a fee or leasehold interest after the date of the Intercompany Agreement. The Intercompany Agreement also provides that Casino USA and Casino Realty will not, and will cause its affiliates that it controls or any corporation of which either holds more than 5% of the capital stock not to, engage in the Company's business. The initial term of the Intercompany Agreement was two years, and has been renewed from time to time as provided therein.

  Other Arrangements. In addition to charges for services, there have been cash advances to and from the Company and its affiliates in prior years for which interest, at then-current short-term investment rates, was charged or credited. As of December 29, 1996, the Company owed $3,475,000 to Casino USA and Casino Realty owed $469,000 to the Company, all related to payments for services and taxes. During fiscal 1996, certain intercompany advances of cash were made between the Company and Casino USA and Casino Realty. As of December 29, 1996, Casino USA had borrowed approximately $3,335,000 from the Company (the majority of which was used to acquire shares of Company common stock from Mr. Emmons) and the Company had borrowed approximately $9,295,000 from Casino Realty.

  In March 1991, Casino USA agreed to unconditionally guarantee the Company's obligations under a lease agreement pursuant to which the Company leases certain computer equipment. The aggregate amounts due under such lease agreement for fiscal 1996 total approximately $232,000. Henry Lee also guarantees $2,800,000 of obligations of Mr. Sternlieb and his parents related to Henry Lee's truck facility and warehouse.

  Tax Agreement. In connection with the Company's initial public offering, the Company and Casino USA became parties to a tax termination agreement, which provides, among other things, that the Company and Casino USA will settle the tax effects of timing differences for the pre-termination period. In accordance with this agreement, the Company made final tax termination payments to Casino USA aggregating $257,000 in fiscal 1996.

  The Company and Casino USA are parties to a state tax sharing arrangement covering income tax obligations in the State of California. Under this arrangement, the Company has made tax sharing payments to Casino USA, based upon pre-tax income for financial reporting purposes adjusted for certain agreed upon items. The Company made tax sharing payments to Casino USA aggregating $2,303,000 in fiscal 1996.

  Other Transactions Related to Henry Lee. In November 1994, the Company acquired 90% of Henry Lee, pursuant to a stock purchase agreement among the Company, Sternlieb Family Investments, Ltd., a Florida limited partnership and the selling shareholder, and Mr. Sternlieb and his parents. The purchase price for the acquired shares was paid by delivery of $10,663,000 in cash and a non-negotiable promissory note, in the initial principal amount of $8,000,000. The note accrues interest at the rate of 7.5% per annum, subject to increase in the event of default, and matures on October 31, 1999. As a part of the acquisition, the Company was also granted an option to purchase, and right of first refusal on, the remaining minority shares of Henry Lee. The Company is prohibited from selling, transferring, hypothecating or otherwise disposing of any Henry Lee shares (except as otherwise permitted by a shareholders agreement).

  Henry Lee and a company wholly-owned by Mr. Sternlieb's father are parties to a consulting agreement through October 31, 1998. Among other things, the consulting agreement provides for a monthly consulting fee of $14,583.33 and permits termination of the consulting agreement prior to the expiration of its term (i) upon mutual agreement; (ii) upon the death or disability of Mr. Sternlieb's father; (iii) by the company wholly-owned by Mr. Sternlieb's father, for good cause or upon 30 days written notice; or (iv) by Henry Lee, for good cause. It also contains a covenant not to compete with Henry Lee for four years after the execution of the consulting agreement. For fiscal 1996, payments under the consulting agreement aggregated $175,000. Henry Lee and Mr. Sternlieb are also parties to an employment agreement. (See "Executive Compensation--Sternlieb Employment Agreement" above.)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the ownership of the Company's Common Stock as of March 25, 1997 by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company and its subsidiaries as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                          NUMBER OF
                                                            SHARES
                                                         BENEFICIALLY PERCENT OF
                           NAME                             OWNED       CLASS
                           ----                          ------------ ----------
   Casino USA, Inc.(1)..................................  12,415,925     56.3%
   Antoine Guichard(2)..................................  12,461,364     56.5
   Pierre B. Bouchut(2).................................  12,423,864     56.4
   Georges Plassat(2)...................................  12,423,864     56.4
   Ronald Baron(3)......................................   3,345,895     15.2
   U.S. Trust Company of New York(4)....................   1,263,000      5.7
   Robert J. Emmons(5)..................................     767,200      3.5
   Roger M. Laverty, III(6)(7)..........................     272,920      1.2
   Martin A. Lynch(6)...................................     166,906      *
   Dennis L. Chiavelli(6)...............................      93,036      *
   Ross E. Roeder(6)(8).................................      30,939      *
   David J. McLaughlin(6)(8)............................      30,389      *
   James S. Gold(6).....................................      10,939      *
   Timm F. Crull(6)(9)..................................       9,939      *
   Thomas G. Plaskett(6)................................       8,939      *
   Louis E. Scott(8)....................................       7,939      *
   Edward I. Sternlieb(6)...............................       7,667      *
   All directors and executive officers as a group
    (20 persons)(2)(5)(6)(7)(8)(9)......................  14,044,518     63.7%

--------
*  Less than 1%.

(1) Casino France, as the owner of approximately 99% of the capital stock of Casino USA, may be deemed to beneficially own such shares. The address of Casino USA is 524 Chapala Street, Santa Barbara, California 93101, and the address of Casino France is 24, rue de la Montat, 42008 St.-Etienne Cedex 2, France.

(2) Includes 10,790,925 shares beneficially owned by Casino France, which Messrs. Guichard, Plassat and Bouchut may be deemed to beneficially own by virtue of their relationships and/or positions as shareholders and/or officers of Casino France and its ownership of approximately 99% of the capital stock of Casino USA. The address of Messrs. Guichard, Plassat and Bouchut is 24, rue de la Montat, 42008 St. Etienne Cedex 2, France.

(3) All information with respect to Mr. Baron is based solely on Amendment No. 3 to Schedule 13D dated February 3, 1997, filed by him. Mr. Baron has sole voting and dispositive power over 318,000 shares (or 1.4% of the outstanding shares) and shared voting and dispositive power over 3,027,895 shares (or 13.7% of the outstanding shares). Of the 318,000 shares, 300,000 are held in his capacity as General Partner of Baron Capital Partners, L.P. and 18,000 shares are held by him personally. Of the 3,027,895 shares, 2,405,100 shares are held for the account of two registered investment companies, Baron Asset Fund and Baron Growth & Income Fund (the "Baron Funds"), which are advised by BAMCO, Inc., a registered investment advisor controlled by Mr. Baron, and 622,795 shares are held for the accounts of investment advisory clients of Baron Capital Management, Inc. ("BCM"), a registered investment company controlled by Mr. Baron. Mr. Baron disclaims beneficial ownership of shares held by the Baron Funds and for the accounts of investment advisory clients of BCM. The address of Mr. Baron is 767 Fifth Avenue, 24th Floor, New York, New York 10153.

(4) All information with respect to U.S. Trust Company of New York ("U.S. Trust") is based solely on a Schedule 13G dated February 14, 1996, filed by it. U.S. Trust acquired its beneficial ownership on behalf of others either through a trust/fiduciary capacity and/or a portfolio management/agency relationship. The address of U.S. Trust is 114 West 47 Street, New York, New York 10036.

(5) Includes 612,400 shares held by the Robert & Christine Emmons Family Trust, of which Mr. Emmons is the trustee and a beneficiary, and 11,800 shares held by the Robert & Christine Emmons Charitable Trust of which Mr. Emmons is a trustee, and 143,000 shares which Mr. Emmons has the obligation to acquire under the Stock Purchase Agreement. Mr. Emmons is the Chairman of the Board, President and Chief Financial Officer of Casino USA but disclaims beneficial ownership of the shares of Common Stock owned by Casino USA. The address of Mr. Emmons is 524 Chapala Street, Santa Barbara, California 93101.

(6) Includes shares which such persons have the right to acquire within 60 days pursuant to the exercise of outstanding stock options of which 242,500 shares are attributable to Mr. Laverty, 157,500 shares are attributable to Mr. Lynch, 73,000 shares are attributable to Mr. Chiavelli, 22,500 shares are attributable to Mr. McLaughlin, 22,500 shares are attributable to Mr. Roeder, 7,500 shares are attributable to each of Messrs. Bouchut, Crull, Plaskett and Plassat and 705,500 shares are attributable to all directors and executive officers as a group.

(7) Includes 450 shares held directly by Mr. Laverty's wife, which Mr. Laverty may be deemed to beneficially own, and 42,470 shares held of record in a revocable living trust of which Mr. Laverty and his wife are trustees.

(8) Includes shares held in profit sharing or IRA accounts for the benefit of the named individual or members of his immediate family.

(9) Shares held in family trust.

 PROPOSAL TO APPROVE THE AMENDMENT OF THE STOCK INCENTIVE PLAN TO INCREASE THE
    NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK FOR WHICH OPTIONS MAY BE
               GRANTED FROM 2,250,000 SHARES TO 2,450,000 SHARES

  At the Annual Meeting there will be submitted to stockholders a proposal to amend the Company's Stock Incentive Plan to increase the number of shares for which options may be granted from 2,250,000 to 2,450,000 shares. On September 13, 1996, the Board of Directors approved the proposed amendment to the Stock Incentive Plan, subject to stockholder approval. If the proposed amendment is not approved by the Company's stockholders it is automatically null and void. The Board approved the amendment to ensure that the Company will continue to be able to grant options to officers and key employees of the Company and its subsidiaries who may or may not be eligible for the Company's proposed Long-Term Equity Compensation Plan. The Stock Incentive Plan currently authorizes the issuance of up to 2,250,000 shares of Common Stock pursuant to (i) options granted or to be granted to officers and key employees of the Company and its subsidiaries (other than Mr. Emmons) as selected by the Compensation Committee of the Board of Directors (approximately 405 individuals), and (ii) options granted to the nonemployee directors of the Company in accordance with a formula approved by the stockholders at the 1995 Annual Meeting (six individuals). The aggregate number of shares for which options may be granted under the Stock Incentive Plan (and the number of shares subject to and the exercise prices of outstanding options) are subject to adjustment in the event of any change in the outstanding shares by reason of recaptalizations, stock dividends, stock splits, split-ups, combinations or exchanges of shares and the like. The Company has already granted options to purchase an aggregate of 1,994,577 shares of its Common Stock under the Stock Incentive Plan to 398 officers and key employees and six non-employee directors. After taking into account the grant of these options, option exercises and cancellation of previously granted options, there are approximately 28,260 shares of Common Stock available for future option grants under the Stock Incentive Plan (provided, however, in the event that options granted under the Stock Incentive Plan terminate or expire without being exercised, shares not purchased under such lapsed options will again become generally available to be issued on the exercise of additional options granted under the Stock Incentive Plan). For further information regarding options granted to the executive officers named in the Summary Compensation Table and to certain non-employee directors see "Executive Compensation" "Compensation of Directors" above.

  Under the terms of the Stock Incentive Plan, Messrs. Bouchut, Crull, Guichard, McLaughlin, Plaskett, Plassat, Roeder and Scott, as non-employee directors, are not eligible to receive option grants, as all options available for grant to nonemployee directors have been granted and the proposed amendment will not increase the number of shares for which options may be granted to non-employee directors. At the 1996 Annual Meeting the stockholders approved a new Non-Employee Director Stock Plan which provides for a portion of the compensation paid to nonemployee directors to be paid in shares of the Company's common stock.

  Subject to the stockholders' approval of the proposed amendment of the Stock Incentive Plan, the additional options would have exercise prices equal to 100% of the fair market value of Common Stock at the date of grant, would have to be exercised within ten years after the date of the grant and would be subject to early termination in the event the option holder ceases to be an employee, becomes permanently disabled or dies. One-third of these options would become exercisable two years after the date of grant and each year thereafter so that 100% would be exercisable four years after the date of grant. Remaining option grants under the Stock Incentive Plan would be made in the sole discretion of the Compensation Committee.

  The proposed amendment to the Stock Incentive Plan is subject to the approval of the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present at the Annual Meeting. Abstention votes, unlike broker non-votes, are counted in determining the total number of votes cast on this proposal and thus have the effect of a vote against the proposal.

  The Board of Directors recommends that the stockholders vote "FOR" the proposed amendment to the Stock Incentive Plan.

                       PROPOSAL TO APPROVE THE COMPANY'S
                      LONG-TERM EQUITY COMPENSATION PLAN

  Effective as of February 21, 1997, the Company's Board of Directors adopted, subject to the stockholder approval, the Smart & Final Inc. Long-Term Equity Compensation Plan (the "Equity Compensation Plan").

  At the Annual Meeting there will be submitted to stockholders a proposal to adopt the Long-Term Equity Compensation Plan (the "Equity Compensation Plan"). The Board of Directors unanimously approved the adoption of the Equity Compensation Plan on February 21, 1997, subject to stockholder approval. If the Equity Compensation Plan is not approved by the Company's stockholders it is automatically null and void. If the Equity Compensation Plan is approved by the Company's stockholders, the Equity Compensation Plan would be in addition to the Company's Annual Incentive Bonus Plan, Stock Incentive Plan and Non-Employee Director Stock Plan described above. The following summary of the principal features of the Equity Compensation Plan is qualified in its entirety by the full text of the Equity Compensation Plan, a copy of which is attached hereto as Exhibit A. The terms used below which commence with capital letters and are not otherwise defined herein, shall have the meaning ascribed to them in the Equity Compensation Plan.

  Purpose. The Equity Compensation Plan is intended to (i) optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders, (ii) provide Participants with an incentive for excellence in individual performance, (iii) promote team work among Participants, and (iv) provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants to make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

  General. The Equity Compensation Plan permits the granting of Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units and Performance Shares to eligible participants. The total number of Shares of the Company's common stock available for Awards to be granted under the Equity Compensation Plan is 1,270,000 Shares.

  Administration of the Equity Compensation Plan. The Equity Compensation Plan will be administered by the Compensation Committee of the Company's Board of Directors. The Equity Compensation Plan does not require that the Committee members must qualify as "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"), or as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Equity Compensation Plan does require, however, in general terms,
(i) that at all times when Code Section 162(m) is applicable, all Awards granted under the Equity Compensation Plan shall comply with the requirements of Code Section 162(m) unless the Committee determines that such compliance is not desired with respect to any Award, and (ii) with respect to Insiders, that transactions under the Equity Compensation Plan are intended to comply with all applicable conditions of Rule 16b-3. Subject to the terms of the Equity Compensation Plan, the Committee has the full power to select employees to participate in the Equity Compensation Plan, determine the sizes and types of Awards, determine the terms and conditions of Awards, construe and interpret the Equity Compensation Plan and any agreement; entered into under the Plan, establish, amend or waive any rules and regulations for the Equity Compensation Plan's administration and, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee. The Committee also has the discretion for making any adjustments in Awards, the Shares available for Awards and the numerical limitation for Awards to reflect any transactions such as stock splits or any merger or reorganization of the Company. The Board of Directors may amend or terminate the Equity Compensation Plan at any time and for any reason but, as required under Rule 16b-3, certain material amendments to the Equity Compensation Plan must be approved by the stockholders.

  Eligibility to Receive Awards. Any full-time active employee of the Company and its subsidiaries is eligible to be selected to receive one or more Awards. The Company and its subsidiaries currently have approximately 4,615 employees. The actual number of employees who will receive Awards under the Equity

Compensation Plan cannot be determined because eligibility for participation in the Equity Compensation Plan is in the discretion of the Committee. Directors are also eligible for Awards under the Equity Compensation Plan.

  Options. The Committee may grant Non-qualified Stock Options and/or Incentive Stock Options (which are entitled to favorable tax treatment.) The number of Shares covered by each Option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options for more than 100,000 Shares. The price of the Shares of the Company's common stock subject to each Option is set by the Committee but cannot be less than 100% of the fair market value (determined on the date of grant of the Shares covered by the Option.

  The Option Price of each Option must be paid in full at the time of exercise. The Committee may permit the Option Price to be paid in cash or through the tender of Shares of the Company's common stock already owned by the Participant, or by a combination of cash and Shares. The Committee may also allow the cashless exercise of an Option as permitted under Federal reserve Board's Regulation T, subject to applicable securities law restrictions or by any other means the Committee determines to be consistent with the Equity Compensation Plan's purposes and applicable law. Options become exercisable and terminate at the times and on the terms established by the Committee, but Options generally shall not be exercisable later than the 10th anniversary date of the grant.

  Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted as a separate Award or together with an Option. Upon exercise of a SAR, the participant will receive a payment from the Company equal to (1) the difference between the fair market value of a share on the date of exercise over the grant price multiplied by (2) the number of Shares with respect to which the SAR exercised. The grant price of a free standing SAR equals the fair market value of a share on the date of grant of the SAR. The grant price of a Tandem SAR equals the Option Price of the related Option. SARs may be paid in cash or Shares of the Company's common stock, as determined by the Committee. The number of Shares covered by each SAR will be determined by the Committee, but during any fiscal year of the Company, no Participant may be granted SARs for more than 100,000 Shares. The Committee also determines the other terms and conditions of each SAR. SARs expire at the same times established by the Committee but subject to the maximum time limits as are applicable to Options granted under the equity Compensation Plan.

  Restricted Stock Awards. Restricted Stock Awards are Shares of the Company's common stock which vest in accordance with terms established by the Committee in it discretion. For example, the Committee may provide the Restricted Stock will vest only if one or more performance goals are satisfied and/or only if the Participant remains employed with the Company for a specified period of time. Any performance measures may by applied on a Company-wide basis or an individual unit basis, as deemed appropriate in light of the Participant's specific responsibilities. The number of Shares covered by each Award of Restricted Stock will be determined by the Committee, but during any fiscal year of the Company no participant may be granted Restricted Stock for more than 100,000 shares.

  Performance Units and Performance Shares. Performance Units and Performance Share are amounts credited to a bookkeeping account established for the Participant. A Performance Unit has an initial value that is established by the Committee at the time of its grant. A Performance Share has an initial value equal to the fair market value of a share of the Company's common stock on the date of grant. Whether a Performance Unit or Performance Share actually will result in a payment to a Participant will depend upon the extent to which performance goals established by the Committee are satisfied. Performance measures may be chosen from among profits, net income (before or after tax), share price, earnings per share, return on assets, return on equity, operating income, return on capital, return on investment, shareholder return, sales, customer service, employee satisfaction or economic value added. The applicable performance goals (and all other terms and conditions of an Award of Performance Units or Performance Shares) will be determined in the discretion of the Committee. After a Performance Unit or Performance share has bested (that is, after the applicable performance goal or goals have been achieved), the Participant will be entitled to a payout of cash and/or common stock, as determined by the Committee not to exceed $2,000,000 for any one Participant in any fiscal year.

  Awards to Be Granted to Certain Individuals and Groups. The following table provides information on the Stock Options and Performance Shares Awards granted by the Compensation Committee on February 21, 1997 to the named executive officers and the group indicated for 1997, subject to stockholder approval of the Equity Compensation Plan at this year's Annual Meeting. If the stockholders do not approve the Equity Compensation Plan, no Awards will be granted.

                                               GRANT DATE       NUMBER OF  DOLLAR VALUE OF
                               NUMBER OF      PRESENT VALUE    PERFORMANCE   PERFORMANCE
        NAME                 STOCK OPTIONS OF STOCK OPTIONS(2)  SHARES(3)     SHARES(4)
        ----                 ------------- ------------------- ----------- ---------------
   Roger M. Laverty, III...      52,857        $  292,299        20,000      $  663,750
   Martin A. Lynch.........      25,000        $  138,250         7,250      $  240,609
   Dennis L. Chiavelli.....      25,000        $  138,250         7,250      $  240,609
   Donald G. Alvarado......      14,000        $   77,420         4,000      $  132,750
   John R. Goneau, Jr. ....      14,000        $   55,300         3,000      $   99,563
   Abdul S. Mirza..........       4,500        $   24,885         1,200      $   39,825
   Suzanne Mullins.........      14,000        $   77,420         4,000      $  132,750
   Amy J. Parker...........      14,000        $   77,420         4,000      $  132,750
   James E. Robinson.......      14,000        $   77,420         4,000      $  132,750
   All key employees and
    executive officers as a
    group..................     240,357        $1,207,514        72,100      $1,815,356

--------
(1) Options granted are nonqualified stock options, may be exercised up to ten years after the date of the grant and are subject to early termination in the event the option holder ceases to be an employee, becomes permanently disabled or dies. No option can be granted at an option price of less than the fair market value of Common Stock at the time the option is granted. Options are exercisable as determined by the Compensation Committee at the date of grant and, absent such determination, one-third of the options become exercisable after two years and each year thereafter so that 100% are exercisable four years after the date of grant.
(2) Based on information provided by Hewitt Associates using a modified Black-Scholes option pricing model, a model that reflects certain arbitrary assumptions regarding variable factors such as interest rates, stock price volatility and dividend yield. Neither the "Grant Date Present Value" shown above nor the "Dollar Value of Performance Shares" in footnote (4) should be considered predictions of future Company common stock prices.
(3) The Performance Period for the Performance Shares will end at the earlier of five (5) years from the date of grant or when the Company's stock price appreciates 50% from the date of grant. Dividends on the Performance Shares will accrue during the Performance period and will be paid out at the end of the Performance Period. If employment terminates due to normal retirement, Performance Shares will continue to vest. If employment is terminated due to voluntary resignation or involuntary termination, unvested Awards will be terminated. If employment is terminated due to disability, death or early retirement, a prorated Award based on service during the three-year grant cycle will be paid when the grant vests. Unvested Performance Shares will immediately vest upon a Change in Control.
(4) The listed Dollar Value is based on the following assumptions: (i) the initial value per Share is equal to the closing price per share as of the effective date of grant, which if the stockholders approve the Equity Compensation Plan will be $22.125, the closing price per share on February 21, 1997, (ii) the Awards fully vest within five years of grant for all awardees, (iii) the Share price increases by the maximum 50% of grant price at time of vesting, and (iv) no dividends accrue with respect to the Performance Shares. Present value considerations are ignored.

  As described above, the Committee has discretion to determine the number of Awards (if any) to be granted to any employee. Accordingly, the actual number of Awards to be granted to any individual is not determinable.

  Non-transferability of Awards. Awards granted under the Equity Compensation Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (except in the case of Restricted Stock) by will or by the applicable laws of dissent and distribution, provided that in the discretion of the Committee, a Participant's Award agreement, except in the case of an Incentive Stock Option, may provide otherwise.

  Change in Control. On the occurrence of a Change in control, all Options and SARs granted become immediately exercisable, any restriction periods and restrictions imposed on Restricted Stock lapse and all target pay-out opportunities attainable under all outstanding Awards or Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire performance period as of the effective date in a Change in Control. In addition, the vesting of all Awards denominated in Shares shall accelerate as of the effective date of a Change in Control and certain cash payments shall be made to Participants, with respect to the assumed achievement of performance goals, on a prorata basis. For purposes of the equity Compensation Plan, a "Change in Control" means generally, either (1) any person acquires beneficial ownership of more than 35% of the Company's voting power, (2) during any two consecutive year period there is a change in those persons constituting a majority of the Board at the beginning of such period, or (3) a plan of complete liquidation, an agreement for the sale of substantially all the Company's assets or a merger, consolidation or reorganization of the Company involving current stockholders obtain at least 65% of the voting power of the Company (or surviving entity).

  Tax Aspects. Based on management's understanding of current federal income tax laws, the tax consequences of the grant of Options under the Equity Compensation Plan are as follows:

  A recipient of an Option or SAR granted under the Equity Compensation Plan will not have taxable income at the time of grant. Upon exercise of a Non-Qualified Stock Option or SAR, the Participant generally must recognize as taxable income an amount equal to the fair market value on the date of exercise of the Shares exercised minus the Option Price or grant price. Any gain or loss recognized upon any later sale or other disposition of the acquired Shares generally will be capital gain or loss.

  Upon exercise of an Incentive Stock Option, the Participant generally will not be required to recognize any taxable income on account of the exercise. Upon a later sale or other disposition of the Shares, the Participant must recognize long-term capital gain or ordinary income, depending on t he length of time the Participant has held the Shares prior to sale.

  A Participant who receives Restricted Stock or Performance Units or Performance Shares will not recognize taxable income upon receipt, but instead will recognize ordinary income when the Share or units vest. Alternatively, the Participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of the Restricted Stock or Performance Units or Performance Shares. In all cases, the amount of ordinary income recognized by the participant will be equal to the fair market value of the Shares at the time income is recognized, minus the amount, if any, paid for the Shares.

  Any taxes required to be withheld must be paid by the Participant at the time of exercise. With respect to withholding required upon exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy tax withholding requirements in whole or in part, by having the Company withhold Shares having a fair market value on the date that the tax is determined equal to the minimum statutory total tax which could be imposed on the transaction.

  The Company generally will be entitled to a tax deduction in connection with an Award made under the Equity Compensation Plan only to the extent that the Participant recognizes ordinary income from the Award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers.

  The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million or qualifies for the Performance-Based Exception under Section 162(m). The Equity Compensation Plan has been designed so that, following stockholder approval at the 1997 Annual Meeting, the Committee, in its discretion may in the future make grants of Options and SARs which will qualify as Performance Based Compensation under Section 162(m).

  Approval of the Proposal. The Equity Compensation Plan was adopted by the Board effective as of February 21, 1997, subject to the affirmative vote of a majority of the outstanding shares of Common Stock which are present in person or by proxy and entitled to vote at the Annual Meeting. Abstention votes, unlike broker non-votes, are counted in determining the total number of votes cast on this proposal and thus have the effect of a vote against the proposal. By its terms, the Equity Compensation Plan is automatically null and void in the event that such stockholder approval is not obtained.

  The Board of Directors recommends that the stockholders vote "FOR" the adoption of the Equity Compensation Plan.

                             SELECTION OF AUDITORS

  The Board of Directors of the Company has appointed Arthur Andersen LLP, independent public accountants, as auditors of the Company for the year ending December 28, 1997, and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements for the past eleven years. This firm will have representatives at the Annual Meeting, who will have an opportunity to make a statement and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders for fiscal year 1996 is being mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to the Company.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, FOR THE YEAR ENDED DECEMBER 29, 1996 (EXCLUSIVE OF EXHIBITS THERETO), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST OF ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK ON MARCH 25, 1997. ANY SUCH REQUEST SHALL BE IN WRITING AND ADDRESSED TO THE SECRETARY OF THE COMPANY, 4700 SOUTH BOYLE AVENUE, LOS ANGELES, CALIFORNIA 90058, TELEPHONE NUMBER (213) 589-1054.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

  The Company's Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Bylaws also specify certain requirements for a stockholder's notice to be in proper written form.

  A proposal by a stockholder intended to be presented at the 1997 Annual Meeting must be received by the Company at its principal executive offices by April 10, 1997, to be included in the Proxy Statement for that Meeting, and all other conditions for such inclusion must be satisfied.

                                 OTHER MATTERS

  The Company knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matter in their discretion.

                            SOLICITATION OF PROXIES

  The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive any compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Donald G. Alvarado
                                          Secretary

April 9, 1997

                                                                      EXHIBIT A

                              SMART & FINAL INC.

                      LONG-TERM EQUITY COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

  1.1. Establishment of the Plan. Smart & Final Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Smart & Final Inc. Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

  The Plan shall become effective as of February 21, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

  1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

  1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after December 31, 2006.

ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

  2.1. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

  2.2. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

  2.3. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.4. "Board" or "Board of Directors" means the Board of Directors of the Company.

  2.5. "Change in Control" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 2.5 as constituting a Change in Control.

  A Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

  (a) Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than thirty-five percent (35%) of the combined voting power of the Company's then outstanding securities; or

  (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

  (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

  However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the voting equity securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing Nonemployee Directors).

  2.6. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  2.7. "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

  2.8. "Company" means Smart & Final Inc., a Delaware corporation, including any and all Subsidiaries, and any successor thereto as provided in Article 18 herein.

  2.9. "Director" means any individual who is a member of the Board of Directors of the Company.

  2.10. "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

  2.11. "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

  2.12. "Employee" means any full-time, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

  2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.14. "Fair Market Value" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

  2.15. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

  2.16. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

  2.17. "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

  2.18. "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
Section 162(m), or any successor statute.

  2.19. "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

  2.20. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

  2.21. "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.22. "Option Price" or "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.23. "Participant" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

  2.24. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  2.25. "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

  2.26. "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

  2.27. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

  2.28. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.29. "Restricted Stock" means an Award granted to a Participant pursuant to
Article 8 herein.

  2.30. "Retirement" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan.

  2.31. "Shares" means the shares of common stock of the Company.

  2.32. "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

  2.33. "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest (including all division, affiliates, and related entities).

  2.34. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

  3.1. The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

  3.2. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.

  3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

  4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be one million two hundred seventy thousand ($1,270,000). The Compensation Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan.

  Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

  (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be one hundred thousand (100,000).

  (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be one hundred thousand (100,000).

  (c) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be one hundred thousand (100,000) Shares.

  (d) Performance Shares/Performance Units: The maximum aggregate payout with respect to Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be the value of two million dollars ($2 million) at the end of the Performance Period.

  4.2. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1. Eligibility. Persons eligible to participate in this Plan include all Employees and members of the Board of the Company and its subsidiaries.

  5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

  6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

  6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code
Section 422.

  6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

  6.4. Duration of Options. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

  6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

  6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and
(b).

  The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

  6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.8. Termination of Employment. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination of employment.

  6.9. Nontransferability of Options.

  (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

  (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

  7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

  The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

  7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

  Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

  7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

  7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

  7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

  7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

  (b) The number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

  7.7. Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and/or its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

  7.8. Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

  8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Shares of Restricted Stock may be granted in connection with payouts under other compensation programs of the Company.

  8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

  8.3. Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

  8.4. Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

  The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

  Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

  8.5. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

  8.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

  8.7. Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall occur at the time they otherwise would have, but for the employment termination.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

  9.1. Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

  9.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

  9.3. Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

  9.4. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

  9.5. Termination of Employment Due to Death, Disability, or
Retirement. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion.

  Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

  9.6. Termination of Employment for Other Reasons. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

  9.7. Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 10. PERFORMANCE MEASURES

  Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among profits, net income (either before or after taxes), share price, earnings per share, return on assets, return on equity, operating income, return on capital, return on investment, shareholder return, sales, customer service, employee satisfaction, or economic value added.

  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

ARTICLE 11. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12. DEFERRALS

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF EMPLOYEES

  13.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

  13.2. Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

  14.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

  (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

  (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

  (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control.

  14.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

  15.1. Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

  15.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

  15.3. Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

  15.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16. WITHHOLDING

  16.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

  16.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17. INDEMNIFICATION

  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19. LEGAL CONSTRUCTION

  19.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  19.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  19.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  19.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  19.5. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.

-------------------------------------------------------------------------------


PROXY                         SMART & FINAL INC.                          PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert J. Emmons and Donald G. Alvarado, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned and vote as directed on the reverse hereof all shares of Common Stock, $.01 par value per share, of Smart & Final Inc. (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 9, 1997, or any adjournment thereof, and in their discretion upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.
                          (Continued on reverse side)

--------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --

Please mark your votes like this [X]


-------------------------
        COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND EACH OF THE FOLLOWING PROPOSALS.

1. Election of Directors

   FOR ALL NOMINEES LISTED BELOW (EXCEPT AS INDICATED BELOW)  [_]

   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW   [_]

   Nominees: Robert J. Emmons, Antoine Guichard, James S. Gold and
             Christian Couvreux

(INSTRUCTION: To withhold authority to vote for any individual, cross his name out above.)

2. Proposal to approve the amendment of the Company's Stock Incentive Plan to increase the number of shares for which options may be granted from 2,250,000 shares to 2,450,000 shares:

            FOR  [_]     AGAINST  [_]     ABSTAIN  [_]

3. Proposal to approve the Company's LONG-TERM EQUITY COMPENSATION plan:

            FOR  [_]     AGAINST  [_]     ABSTAIN  [_]

4. Proposal to ratify the selection of Arthur Andersen LLP, as the Company's
   Auditors:

            FOR  [_]     AGAINST  [_]     ABSTAIN  [_]


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND, IF NO DIRECTIONS ARE GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND THE PROPOSALS.

Signature _______________________________   Date _________________________,1997

Signature _______________________________   Date _________________________,1997

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, set forth your full title. When shares are held in more than one name, both parties should sign. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

                               ADMISSION TICKET

                        [LOGO OF SMART & FINAL INC.(R)]

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                              FRIDAY, MAY 9, 1997
                                   10:00 AM

                                 SMART & FINAL
                       ROBERT J. EMMONS TRAINING CENTER
                               4719 BOYLE AVENUE
                           VERNON, CALIFORNIA 90058

PLEASE ADMIT                                                   NON-TRANSFERABLE

                                     [MAP]

IF YOU ARE COMING FROM LAX:

Take the 105 east to 710 north and exit on Atlantic South/Bandini West and stay to the left. Freeway exit merges into Atlantic. Make a right on District. Continue straight, District will become Leonis. Make a right on Boyle Ave.

IF YOU ARE COMING NORTH ON 710 FREEWAY:

Exit at Atlantic South/Bandini West and stay to the left. Freeway exit merges into Atlantic. Make a right on District. Continue straight, District will become Leonis. Make a right on Boyle Ave.

IF YOU ARE COMING SOUTH ON 710 FREEWAY:

Exit at Atlantic South/Bandini West and stay to the left. Freeway exit merges into Atlantic. Make a right at District. Continue straight, District will become Leonis. Make a right on Boyle Ave.

IF YOU ARE COMING NORTH ON 5 FREEWAY:

Exit south on Atlantic and continue to District. Make a right on District. Continue straight, District will become Leonis. Make a right on Boyle Ave.

IF YOU ARE COMING SOUTH ON 5 FREEWAY:

Keep to far right at transition for 60 & 5 freeways. Exit Soto St.; exit will merge with Soto south. Make a left on Leonis. Make a left on Boyle Ave.